Exhibit 10.14

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into effective as of December 23, 2011, between CINCO RESOURCES, INC., a Delaware corporation (“Borrower”), CINCO NATURAL RESOURCES CORPORATION, a Delaware corporation, DERNICK RESOURCES, LLC, a Delaware limited liability company, CAMDEN RESOURCES, LLC, a Delaware limited liability company, CINCO LOGISTICS, LLC, a Texas limited liability company, PATHEX PETROLEUM, INC., a Delaware corporation, SEDNA ENERGY, INC., an Arkansas corporation, and CIMA RESOURCES, INC., a Delaware corporation (individually, a “Guarantor” and collectively, the “Guarantors”), each of the banks which is a signatory hereto (individually, a “Bank” and collectively, the “Banks”), and WELLS FARGO BANK, N.A., a national banking association, as Issuing Bank (in such capacity, together with its successors in such capacity “Issuing Bank”) and Administrative Agent for the Banks (in such capacity, together with its successors in such capacity “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantors, Administrative Agent, Issuing Bank and the Banks entered into that certain Credit Agreement dated as of October 30, 2009, as amended by that certain First Amendment and Limited Waiver to Credit Agreement dated as of May 27, 2010, that certain Consent and Second Amendment to Credit Agreement dated as of October 29, 2010, and that certain Consent and Third Amendment to Credit Agreement dated as of February 15, 2011 (as the same may be further restated, modified, amended, or supplemented from time to time, the “Credit Agreement”), whereby, upon the terms and conditions therein stated, Administrative Agent, Issuing Bank and the Banks agreed to make available to Borrower a credit facility upon the terms and conditions set forth in the Credit Agreement;

WHEREAS, Borrower and Guarantors have asked Administrative Agent, Issuing Bank and the Banks to amend the Credit Agreement as described herein; and

WHEREAS, Administrative Agent, Issuing Bank and the Banks are willing to amend the Credit Agreement as requested by the Borrower and Guarantors, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.                            Terms Defined in Credit Agreement.  As used in this Amendment, except as otherwise provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, is hereinafter called the “Agreement.”

SECTION 2.                            Amendment to Credit Agreement. Subject to the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended in its entirety to read as set forth on Annex A attached hereto.

SECTION 3.                            Amendment to Schedules to Credit Agreement. Subject to the conditions precedent set forth in Section 4 hereof:

(a)                                  Schedule 2.01 to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex B attached hereto;

(b)                                 Schedule 6.19 to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex C attached hereto; and

(c)                                  Schedule 6.22 to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex D attached hereto.

SECTION 4.                            Conditions of Effectiveness.  The obligations of Administrative Agent, Issuing Bank and the Banks to amend the Credit Agreement and grant the consent provided herein are subject to the fulfillment of the following conditions precedent:

(a)                                  Borrower shall have delivered to Administrative Agent multiple counterparts of this Amendment, as requested by Administrative Agent, duly executed by Borrower and Guarantors;

(b)                                 Borrower shall have delivered an executed Note for each Bank;

(c)                                  Borrower shall have delivered (i) copies of resolutions of Borrower and each Guarantor authorizing the transactions contemplated hereby, certified as of the date hereof by a Responsible Officer of each; (ii) certificate of Secretary of Borrower and each Guarantor certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Amendment, the Notes and all other Loan Documents to be delivered by it hereunder; and (iii) the Organization Documents of Borrower and each Guarantor as in effect on the date hereof;

(d)                                 Borrower shall have delivered a current certificate for each of Borrower and Guarantors (i) from its state of incorporation, evidencing its proper registration as a corporation, and (ii) from each state wherein such Person is qualified under the laws of such jurisdiction wherein its ownership, lease or operation of its Property or the conduct of its business requires such registration or qualification and where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect;

(e)                                  Borrower shall have delivered an opinion of counsel for Borrower and the Guarantors as to matters described in Sections 6.01, 6.02, 6.03, 6.04 and 6.16 of the Credit Agreement, and such other matters as Administrative Agent may request, in the form satisfactory to Administrative Agent dated as of the date hereof;

(f)                                    Administrative Agent shall have received evidence that Borrower has entered into an amendment to the Second Lien Credit Agreement on terms and conditions satisfactory to Administrative Agent;

(g)                                 Borrower and, as applicable, each Subsidiary shall have evidence of Marketable Title on at least eighty percent (80%) of the net present value of Borrower’s and each Subsidiary’s Borrowing Base Properties subject to no other liens, other than Permitted Liens, as evidenced by opinions of title or other title information reasonably satisfactory to Administrative Agent and the Banks;

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(h)                                 Administrative Agent and the Banks shall be satisfied with the condition of Borrower’s and its Subsidiaries’ Borrowing Base Properties and each Person’s compliance with Environmental Laws;

(i)                                     Borrower shall have delivered to Administrative Agent insurance certificates in form and substance reasonably satisfactory to Administrative Agent, from Borrower’s insurance carriers reflecting the current insurance policies required under Section 7.06 of the Credit Agreement including any necessary endorsements to reflect Administrative Agent as “loss payee” or “additional insured,” as applicable, for the ratable benefit of the Banks;

(j)                                     Borrower shall have delivered certifications from Borrower and any Subsidiary party to the Security Documents that no “Building” (as defined in applicable flood insurance regulations) is included in the Mortgaged Property;

(k)                                  Borrower shall have delivered such other approvals, opinions, documents or materials as Administrative Agent or any Bank may reasonably request, including, without limitation, any new Mortgages or amendments or supplements to existing Mortgages, financing statements or amendments to financing statements;

(l)                                     Borrower shall have made payment of all fees and expenses due and owing under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to Section 2.06(a) of the Credit Agreement including such fees and expenses specified in Section 8 hereof and payment of all outstanding invoices of Haynes and Boone, LLP;

(m)                               no Material Adverse Effect shall have occurred; and

(n)                                 no Default or Event of Default shall have occurred.

SECTION 5.                            Representations and Warranties. Each of Borrower and the Guarantors represents and warrants to Administrative Agent, Issuing Bank and each Bank, with full knowledge that Administrative Agent, Issuing Bank and each Bank are relying on the following representations and warranties in executing this Amendment, as follows:

(a)                                  It has the organizational power and authority to execute, deliver and perform this Amendment and all other Loan Documents executed and delivered herewith, and all organizational action on the part of it, requisite for the due execution, delivery and performance of this Amendment and all other Loan Documents executed and delivered herewith, has been duly and effectively taken.

(b)                                 The Credit Agreement, as amended by this Amendment, and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of it, to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

(c)                                  This Amendment does not and will not violate any provisions of any of the Organizational Documents of it or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject.  Its execution of this Amendment will not result in the creation or imposition of any lien upon any of its properties other than those permitted by the Agreement and this Amendment.

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(d)                                 Execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e)                                  As of the date of this Amendment, each of Borrower and the Guarantors is solvent.

(f)                                    After giving effect to this Amendment no Default or Event of Default will exist, and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date other than those which have been disclosed to Administrative Agent in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date).

(g)                                 Borrower has heretofore delivered to Administrative Agent true and complete copies of reports prepared by Borrower’s in-house staff dated as of July 1, 2011 (the “July 2011 Reserve Report”), relating to an evaluation of the Oil and Gas attributable to the Borrowing Base Properties described therein.  Borrower hereby certifies as of the date hereof that (a) the assumptions stated or used in the preparation of the July 2011 Reserve Report are reasonable, (b) all information used in the preparation of the July 2011 Reserve Report was accurate in all material respects, (c) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the July 2011 Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (d) the July 2011 Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to Administrative Agent and the Banks in any material respect.

(h)                                 Except to the extent expressly set forth herein as the contrary, nothing in this Section 5 is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which Borrower or any Guarantor is a party.

SECTION 6.                                                    Assignment and Assumption.

(a)                                   As of the effectiveness of this Amendment, each Bank set forth on Annex E hereto (collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any letters of credit thereunder), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other document or instrument delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Banks set forth on Annex B hereto (collectively, the “Assignees”), and the Assignees hereby irrevocably purchase and assume from each Assignor such Assignor’s Pro Rata Share of the Assigned Interests, subject to and in accordance with this

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Section 6.  Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Section 6, without representation or warranty by the Assignors.

(b)                                  Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Pro Rata Share of the Assigned Interest specified next to its name on Annex E hereto, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 6, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representation made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of the Borrower or any Guarantor, or (D) the performance or observance by the Borrower or any Guarantor of any of their respective obligations under any Loan Document.

(c)                                   Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (B) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Pro Rata Share of the Assigned Interests specified next to its name on Annex B hereto and become a Bank, (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of such Assigned Interest, shall have the obligations of a Bank thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Pro Rata Share of such Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (E) if it is not organized under the laws of the United States of America or one of its states, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

(d)                                  From and after the date hereof, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors as specified on Annex E hereto for amounts that have accrued to but excluding the date hereof and to the appropriate Assignees as specified on Annex B hereto for amounts that accrue from and after the date hereof.

(e)                                   The Borrower shall pay to the Assignors all break funding payments payable in accordance with Section 3.04 of the Credit Agreement in connection with the assignments made pursuant to this Section 6.

(f)                                     After giving effect to the assignments referenced in this Section 6, the Borrower, the Administrative Agent and the Banks hereby approve the allocation of the Commitments and Pro Rata Shares as set forth on Annex B hereto.

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SECTION 7.                            Reference to and Effect on the Agreement.

(a)                                  Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 8.                            Cost, Expenses and Taxes.  Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of the Administrative Agent, Issuing Bank and the Banks, and agrees to save Administrative Agent, Issuing Bank and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 9.                            Extent of Amendments.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of Borrower and the Guarantors ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

SECTION 10.                     Affirmation and Agreement by Guarantors.  Guarantors hereby (i) ratify and confirm the Agreement and agree that they are party to the Agreement and are, as applicable, bound by its terms, conditions, covenants and obligations, (ii) agree that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under each Guaranty described in the Credit Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the Obligations under the Loan Documents, all of which Obligations are, and shall continue to be, in full force and effect, and (iii) agree the Guaranty executed by each Guarantor is ratified, and the “Obligations” as defined in each Guaranty includes, without limitation, the “Obligations” as defined in the Credit Agreement as amended hereby.  As of the date hereof, Guarantors make such representation and warranties as are set forth in the Agreement, as applicable, as if such representations and warranties were restated herein in full.  This affirmation and agreement shall be binding upon the undersigned Guarantors, and the respective successors and assigns of each, shall inure to the benefit of Administrative Agent and Banks, and the respective successors and assigns of each.

SECTION 11.                     Grant and Affirmation of Security Interest.  Each of Borrower and, as applicable, its Subsidiaries hereby confirms and agrees that (i) any and all liens, security interests and other security or Collateral now or hereafter held by Administrative Agent for the benefit of, and as representative of, the Banks as security for payment and performance of the obligations hereby are renewed and carried forth to secure payment and performance of all of the Obligations and (ii) Administrative Agent is hereby authorized to file, in any jurisdiction where Administrative Agent deems necessary, financing statements or amendments to financing statements to maintain and continue the validity and priority of its security interests in the Mortgaged Property.  The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

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SECTION 12.                     Claims.      As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent, Issuing Bank and the Banks to enter into this Amendment, Borrower represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of Borrower to Administrative Agent or any Bank.

SECTION 13.                     Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 14.                     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.                     Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 16.                     NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY OF BORROWER OR THE GUARANTORS AND THE ADMINISTRATIVE AGENT, THE ISSUING BANK, AND/OR ANY BANK (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 17.                     No Waiver.  Each of Borrower and the Guarantors agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Administrative Agent or the Banks, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by the Administrative Agent or any Bank nor any other action or inaction on behalf of Administrative Agent or any Bank (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Administrative Agent or any Bank or a waiver of any of the rights or remedies of Administrative Agent or any Bank provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

BORROWER:

Address for Notice:	CINCO RESOURCES, INC.
2626 Howell Street, Suite 800	a Delaware corporation
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		Chief Financial Officer

GUARANTORS:

Address for Notice:	CINCO NATURAL RESOURCES CORPORATION
2626 Howell Street, Suite 800	a Delaware corporation
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		Chief Financial Officer

Address for Notice:	DERNICK RESOURCES, LLC,
2626 Howell Street, Suite 800	a Delaware limited liability company
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		President and Chief Executive Officer

Address for Notice:	CAMDEN RESOURCES, LLC,
2626 Howell Street, Suite 800	a Delaware limited liability company
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		Chief Financial Officer

Address for Notice:	CINCO LOGISTICS, LLC,
2626 Howell Street, Suite 800	a Texas limited liability company
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Jon L. Glass
Email: lprieto@cinconrc.com		President, Chief Executive Officer and Secretary

Signature Page to Fourth Amendment to Credit Agreement

Address for Notice:	PATHEX PETROLEUM, INC.,
2626 Howell Street, Suite 800	a Delaware corporation
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		President

Address for Notice:	SEDNA ENERGY, INC.,
2626 Howell Street, Suite 800	an Arkansas corporation, formerly known as Freedom Energy, Inc.
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Wayne Stoltenberg
Fax: 214-520-6464		Wayne Stoltenberg
Email: lprieto@cinconrc.com		President

Address for Notice:	CIMA RESOURCES, INC.,
2626 Howell Street, Suite 800	a Delaware corporation
Dallas, Texas 75204
Attn: Secretary
Phone: 214-520-7727	By:	/s/ Jon L. Glass
Fax: 214-520-6464		Jon L. Glass
Email: lprieto@cinconrc.com		President

ADMINISTRATIVE AGENT:

Address for Notice:	WELLS FARGO BANK, N.A.,
1445 Ross Avenue, Suite 4500	as Administrative Agent and Issuing Bank
Dallas, Texas 75202

Attn: Thomas E. Stelmar, Jr.
Telephone: 214-721-8235	By:	/s/ Thomas E. Stelmar, Jr.
Facsimile: 214-721-8215		Thomas E. Stelmar, Jr.
E-mail: thomas.e.stelmar@wellsfargo.com		Vice President

THE BANKS:

Address for Notice:	WELLS FARGO BANK, N.A.,
1445 Ross Avenue, Suite 4500	a national banking association
Dallas, Texas 75202

Attn: Thomas E. Stelmar, Jr.
Telephone: 214-721-8235	By:	/s/ Thomas E. Stelmar, Jr.
Facsimile: 214-721-8215		Thomas E. Stelmar, Jr.
E-mail: thomas.e.stelmar@wellsfargo.com		Vice President

Signature Page to Fourth Amendment to Credit Agreement

Address for Notice:	CITIBANK, N.A.,
2001 Ross Ave., Suite 4300	a national banking association
Dallas, Texas 75201
Telephone: 214-647-0824	By:	/s/ Ryan Watson
Facsimile: 866-940-8177		Ryan Watson
E-mail: ryan.watson@citi.com		Senior Vice President

Address for Notice:	BOKF NA (d/b/a BANK OF TEXAS),
5956 Sherry Ln.
Dallas, TX 75225
Telephone: 214-987-8894	By:	/s/ Mynan C. Feldman
Facsimile: 214-987-8866		Mynan C. Feldman
E-mail: mfeldman@bokf.com		Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

ANNEX A

Credit Agreement Reflecting Fourth Amendment

(see attached)

Annex A to Fourth Amendment to Credit Agreement

CREDIT AGREEMENT

AMONG

CINCO RESOURCES, INC.,

AS BORROWER,

CINCO NATURAL RESOURCES CORPORATION,

DERNICK RESOURCES, LLC,
CAMDEN RESOURCES, LLC,
CINCO LOGISTICS, LLC,
PATHEX PETROLEUM, INC.,

SEDNA ENERGY, INC., and

CIMA RESOURCES, INC.,

AS GUARANTORS,

WELLS FARGO BANK, N.A.,
AS ISSUING BANK, ADMINISTRATIVE AGENT AND A BANK,

CITIBANK, N.A.,

AS SYNDICATION AGENT,

THE OTHER FINANCIAL INSTITUTIONS AS PARTY HERETO,

AND

WELLS FARGO SECURITIES, LLC,

AS SOLE BOOKRUNNER

DATED AS OF OCTOBER 30, 2009

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ARTICLE VI. REPRESENTATIONS AND WARRANTIES		36

6.01	Existence and Authority	36
6.02	Organizational Authorization; No Contravention	36
6.03	Governmental Authorization	36
6.04	Binding Effect	37
6.05	Litigation	37
6.06	No Default	37
6.07	ERISA	37
6.08	Margin Regulations	38
6.09	Title to Borrowing Base Properties; No Buildings	38
6.10	Oil and Gas Operations	38
6.11	Initial Reserve Report	38
6.12	Gas Imbalances	39
6.13	Taxes	39
6.14	Financial Condition	39
6.15	Environmental Matters	39
6.16	Regulated Entities	39
6.17	No Burdensome Restrictions	39
6.18	Copyrights, Patents, Trademarks and Licenses, etc.	39
6.19	Subsidiary	40
6.20	Insurance	40
6.21	Full Disclosure	40
6.22	Derivative Contracts	40
6.23	Solvency	40
6.24	Reserved	41
6.25	Patriot Act	40

ARTICLE VII. AFFIRMATIVE COVENANTS		41

7.01	Financial Statements	41
7.02	Certificates; Other Production and Reserve Information	41
7.03	Notices	43
7.04	Preservation of Company Existence, Subsidiary Guarantees, Etc.	43
7.05	Maintenance of Borrowing Base Properties	44
7.06	Insurance	46
7.07	Payment of Obligations	46
7.08	Compliance with Laws	46
7.09	Inspection of Property and Books and Records	46
7.10	Environmental Laws	47
7.11	Use of Proceeds	47
7.12	Further Assurances	47
7.13	Reserved	47
7.14	Phase I Reports	48
7.15	ERISA Information and Compliance	48

ARTICLE VIII. NEGATIVE COVENANTS		48

8.01	Limitation on Liens	48
8.02	Disposition of Assets	49
8.03	Consolidations and Mergers	50
8.04	Loans and Investments	50
8.05	Limitation on Indebtedness	50
8.06	Transactions with Affiliates	51
8.07	Margin Stock	51
8.08	Contingent Obligations	51
8.09	Restricted Payment	51
8.10	Subsidiaries	51
8.11	Consolidated EBITDAX to Consolidated Interest Coverage Ratio	51
8.12	Current Ratio	52
8.13	Total Debt to Consolidated EBITDAX	52
8.14	Change in Business	52
8.15	Accounting Changes	52
8.16	Derivative Contracts	52
8.17	ERISA Compliance	53
8.18	Negative Pledge	54
8.19	Local Counsel Opinions	54
8.20	Modifications of Certain Agreements	54

ARTICLE IX. EVENTS OF DEFAULT		55

9.01	Event of Default	55
9.02	Remedies	57
9.03	Rights Not Exclusive	57

ARTICLE X. ADMINISTRATIVE AGENT		57

10.01	Appointment and Authorization; Rights as a Bank	57
10.02	Delegation of Duties	58
10.03	Liability of Administrative Agent	58
10.04	Reliance by Administrative Agent	59
10.05	Notice of Default	59
10.06	Credit Decision	60
10.07	Indemnification	60
10.08	Administrative Agent in Individual Capacity	61
10.09	Successor Administrative Agent	61
10.10	Administrative Agent May File Proofs of Claim	62
10.11	Collateral and Guaranty Matters	62

ARTICLE XI. MISCELLANEOUS		63

11.01	Amendments and Waivers	63
11.02	Notices	64
11.03	No Waiver; Cumulative Remedies	65
11.04	Costs and Expenses	65
11.05	Indemnity	65
11.06	Payments Set Aside	66

11.07	Successors and Assigns	66
11.08	Assignments	66
11.09	Set-off	68
11.10	Interest	68
11.11	Automatic Debits of Fees	69
11.12	Notification of Addresses, Lending Offices, Etc.	69
11.13	Counterparts; Integration; Effectiveness; Electronic Communication	69
11.14	Severability	70
11.15	No Third Parties Benefited	70
11.16	Reserved	70
11.17	GOVERNING LAW	70
11.18	ARBITRATION	71
11.19	Amendment and Restatement	73
11.20	Confidentiality	73
11.21	Patriot Act Notice	73
11.22	Entire Agreement	74
11.23	NO ORAL AGREEMENTS	74

SCHEDULES

Schedule 2.01	Commitments
Schedule 4.01	Security Documents
Schedule 6.19	Other Subsidiaries
Schedule 6.22	Derivative Contracts

EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing/Prepayment
Exhibit C	Form of Notice of Continuation/Conversion
Exhibit D	Form of Letter-in-Lieu
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Pricing Grid Certificate
Exhibit G	Form of Assignment and Acceptance Agreement
Exhibit H	Form of Guaranty

This CREDIT AGREEMENT (the “Agreement”) is dated as of October 30, 2009, among CINCO RESOURCES, INC., a Delaware corporation (“Borrower”), CINCO NATURAL RESOURCES CORPORATION, a Delaware corporation, DERNICK RESOURCES, LLC, a Delaware limited liability company, CAMDEN RESOURCES, LLC, a Delaware limited liability company, CINCO LOGISTICS, LLC, a Texas limited liability company, PATHEX PETROLEUM, INC., a Delaware corporation, SEDNA ENERGY, INC., an Arkansas corporation and CIMA RESOURCES, INC., a Delaware corporation (individually a “Guarantor” and collectively the “Guarantors”), each of the banks which is or which may from time to time become a signatory hereto (individually, a “Bank” and collectively, the “Banks”), CITIBANK, N.A., as Syndication Agent, and WELLS FARGO BANK, N.A., a national banking association, as Issuing Bank (in such capacity, together with its successors in such capacity “Issuing Bank”) and Administrative Agent for the Banks (in such capacity, together with its successors in such capacity “Administrative Agent”).

Borrower, Administrative Agent and the Banks hereby agree effective as of the Closing Date as follows:

ARTICLE I.

DEFINITIONS

1.01      Certain Defined Terms.  The following terms have the following meanings:

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity’s board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

Administrative Agent means Wells Fargo Bank in its capacity as Administrative Agent for the Banks hereunder or any successor thereto.

Administrative Agent’s Payment Office means the address for payments as Administrative Agent may from time to time specify.

Affected Bank has the meaning specified in Section 3.08.

Affected Loan has the meaning specified in Section 2.11.

Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

Agent-Related Persons as to the Administrative Agent or any sub-agent appointed by Administrative Agent, means Administrative Agent or such sub-agent, their Affiliates, and the parties,

officers, directors, employees, agents, trustees, administrators, managers, advisors, counsel, representatives and attorneys-in-fact of Administrative Agent, such sub-agent and their Affiliates.

Agreement means this Credit Agreement as same may be amended, restated, modified or renewed from time to time.

Applicable Margin means, with respect to LIBOR Loans and Base Rate Loans, the amounts set forth on the Pricing Grid.

Applicable Usury Laws has the meaning specified in Section 11.10.

Assignee has the meaning specified in Subsection 11.08(b).

Assignment and Acceptance Agreements has the meaning specified in Subsection 11.08(b).

Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel, together with all disbursements of internal counsel.

Available Borrowing Base means, at the particular time in question, the Borrowing Base amount then in effect minus the Effective Amount at such time.

Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, and regulations promulgated thereunder.

Bank means any financial institution a party hereto as having a Commitment, and its successors and assigns, and Banks shall mean all Banks.  References to “Banks” shall include Wells Fargo Bank, and such other lending institutions now a party or hereafter a party to this Agreement.

Bank Participants has the meaning specified in Subsection 11.08(a).

Base Rate means, for any day, the fluctuating rate of interest in effect for such day which rate per annum shall be equal to the highest of (a) the rate of interest as publicly announced from time to time by Administrative Agent as its “reference rate” (the “reference rate” is a rate set by Administrative Agent based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), (b) one-half of one percent (0.50%) per annum above the Federal Funds Rate in effect from time to time, or (c) LIBOR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%). Any change in the reference rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan means a Loan that bears interest based at the Base Rate, plus the Applicable Margin.

Borrower shall have the meaning set forth in the introductory paragraph hereto.

Borrowing means a borrowing hereunder consisting of Loans of the same Interest Rate Type made to Borrower on the same day by any of the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

Borrowing Base means at the particular time in question, the amount provided for in Section 2.04; provided however, in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

Borrowing Base Deficiency has the meaning specified in Section 2.04(c).

Borrowing Base Period means each six (6) month period commencing June 1, and December 1 of each year.

Borrowing Base Properties means such of Borrower’s and its Subsidiaries’ Oil and Gas Properties included in the Borrowing Base by the Administrative Agent.

Borrowing Date means any date on which a Borrowing occurs under Section 2.01.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other Requirement of Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

Capital Lease means a lease or other agreement conveying the right to use real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease under GAAP.

Cash Equivalents means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers’ acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and (c) commercial paper of an issuer rated in one of the two highest rating categories of Standard and Poor’s Rating Service, a division of McGraw Hill, Inc., or Moody’s Investor Services, Inc. at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

Change of Control means (a) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a “Group”), of “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Borrower which, together with any securities owned beneficially by any “affiliates” or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of the Borrower’s securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any Person or Group; or (c) the liquidation or dissolution of the Borrower; or (d) the first day on which a majority of the Board of Directors of the Borrower are not Continuing Directors (as herein defined).  As herein defined, “Continuing Directors” means any member of the Board of Directors of the Borrower who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

Closing means the date on which this Agreement is signed by Borrower, Administrative Agent and the Banks.

Closing Date means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Banks.

Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

Collateral means all Property of any kind which is subject to a Lien granted by Borrower in favor of Administrative Agent for the benefit of the Banks and counterparties or which under the terms of any Security Document is purported to be subject to such Lien.

Commitment means as to each Bank, such Bank’s Pro Rata Share of the lesser of the current Borrowing Base and the Maximum Loan Amount, as such Commitment may be terminated and/or reduced or increased from time to time in accordance with the provisions hereof.

Compliance Certificate means a certificate substantially in the form of Exhibit E.

Consolidated Adjusted Net Income means, for any period, the consolidated net income (or net loss) of Borrower and its Subsidiaries for such period determined in accordance with GAAP consistently applied and excluding any net gain or loss from any Disposition, income from discontinued operations and extraordinary items for such period.

Consolidated EBITDAX means for any fiscal period, without duplication, (a) Consolidated Adjusted Net Income of Borrower, plus (b) Borrower’s depreciation, depletion, amortization and other non-cash items reducing Consolidated Adjusted Net Income, plus (c) Borrower’s Consolidated Interest Expense, plus (d) all income taxes (including franchise taxes to the extent based upon net income) which were deducted in determining such Consolidated Adjusted Net Income (if income taxes are a net benefit, such amount shall be subtracted), plus (e) non recurring general and administrative expenses of the Borrower and its Subsidiaries that reduced Consolidated Adjusted Net Income to the extent incurred in connection with (i) the negotiation and settlement of certain matters with the former officers and directors of Dernick Resources, Inc. pursuant to that certain Settlement Agreement, dated as of August 28, 2009, by and among Dernick Resources, LLC and the others parties thereto, including but not limited to that certain Agreement and Plan of Merger, dated August 31, 2009, by and among Cinco Natural Resources Corporation, DRI Merger Corp. and Dernick Resources, Inc., and (ii) the negotiation and settlement of certain matters related to the McCourt Field with both the Burciagas and the Wilsteins, including but not limited to the terms of that certain Settlement Agreement, dated as of September 2, 2009, by and among Dernick Resources, LLC, Lakota Resources, Inc. and the other parties thereto, plus (f) Expensed Workovers, minus (g) all non-cash items of income which were included in determining such Consolidated Adjusted Net Income.

Consolidated Interest Expense means the consolidated Interest Expense of Borrower and its Subsidiaries.

Contingent Obligation means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) with respect to any Derivative Contract; or (d) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered.  The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

Contracts and Records has the meaning specified in Subsection 7.05(c)(2).

Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

Conversion/Continuation Date means any date on which, under Section 2.02, Borrower (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

Current Assets means, for any Person, all assets of such Person that, in accordance with GAAP, would be included as current assets on a balance sheet as of the date of calculation, less any non-cash assets for any Derivative Contracts resulting from the requirements of FAS 133 at such time; provided that, for purposes of calculating Borrower’s Current Ratio, Available Borrowing Base under this Facility shall be included as Current Assets.

Current Liabilities means, for any Person, all liabilities of such Person that, in accordance with GAAP, would be included as current liabilities on a balance sheet as of the date of calculation, less any non-cash obligations for any Derivative Contracts resulting from the requirements of FAS 133 at such time; provided that, for purposes of calculating Borrower’s Current Ratio, aggregate current maturities of Borrower’s Indebtedness shall be excluded as Current Liabilities.

Current Ratio has the meaning specified in Section 8.12.

Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

Defaulting Bank means any Bank that (a) has failed to fund any portion of the Loans or participations in LC Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements in which it commits or is obligated to extend credit, or (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

Default Rate shall have the meaning set forth in Subsection 2.05(c).

Derivative Contracts means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

Disposition has the meaning specified in Section 8.02.

Dollars, dollars and $ each mean lawful money of the United States.

Effective Amount means on any date, the aggregate outstanding principal amount of all Loans after giving effect to any prepayments or repayments of Loans occurring on such date plus the LC Obligation, after giving effect to any reimbursement in respect thereof occurring on such date.

Environmental Claims means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

Environmental Laws means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

Event of Default means any of the events or circumstances specified in Section 9.01.

Exchange Act means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

Existing Cinco Credit Agreement means that certain Loan Agreement dated as of December 13, 2006, by and among Cinco Natural Resources Corporation, Capital One, National Association, as Lender, as amended, modified or restated from time to time prior to the date hereof.

Existing Dernick Credit Agreement means that certain Amended and Restated Credit Agreement dated as of December 14, 2006, by and among Dernick Resources, Inc., as Borrower, certain Guarantors party thereto, Administrative Agent, Issuing Lender and certain Banks party thereto, as amended, modified or restated from time to time prior to the date hereof.

Expensed Workovers means, all items which have been (or in accordance with GAAP should be) characterized as workover expenses on the Borrower’s or its Subsidiaries’ statement of income.

FAS 133 means Statement No. 133 of the Financial Accounting Standards Board to Derivative Contracts.

Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the average as determined by Administrative Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of federal funds transactions in New York, New York selected by Administrative Agent.

FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guarantor or Guarantors means, in such context, Cinco Natural Resources Corporation, Dernick Resources, LLC, Camden Resources, LLC, Cinco Logistics, LLC, Pathex Petroleum, Inc., Sedna

Energy, Inc., Cima Resources, Inc. and any other Material Subsidiary of Borrower hereafter acquired or created.

Guaranty means that certain Guaranty Agreement in substantially the form of Exhibit H hereto executed by each Guarantor.

Hazardous Substances means any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” or “toxic substances” under Environmental Laws.

Highest Lawful Rate means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents. To the extent Texas law is applicable, the Banks hereby notify and disclose to Borrower that, for purposes of Texas Finance Code §303.001, as it may from time to time be amended, the “applicable ceiling” shall be the “weekly ceiling” from time to time in effect as limited by Texas Finance Code §303.009; provided however, that to the extent permitted by applicable law, the Banks reserve the right to change the “applicable ceiling” from time to time by further notice and disclosure to Borrower.

Hydrocarbon Interests means leasehold and other interests in or under Oil and Gas leases with respect to the Borrowing Base Properties, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business on ordinary terms not more than 60 days past due); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Derivative Contracts; (h) Contingent Obligations, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

Indemnified Liabilities has the meaning specified in Section 11.05.

Indemnified Person has the meaning specified in Section 11.05.

Independent Auditor has the meaning specified in Subsection 7.01(a).

Initial Reserve Report has the meaning specified in Section 6.11.

Insolvency Proceeding means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

Intercreditor Agreement means that certain Intercreditor Agreement dated of even date herewith between Borrower, Administrative Agent, for the benefit of the Banks, and Second Lien Agent for the benefit of the Second Lien Lenders, pursuant to which the Liens granted in connection with the Second Lien Credit Agreement are subordinate and junior to the Liens granted in connection with this Agreement.

Interest Expense means, for any fiscal period, the aggregate amount of all costs, fees and expenses paid by the Borrower in such fiscal period (including capitalized interest) which are classified as interest expense on the Borrower’s financial statements all as determined in accordance with GAAP; provided that any imputed, non-cash interest expense Borrower is required to record under GAAP prior to making payments thereof shall be excluded for the purposes of this definition.

Interest Payment Date means (a) as to any Base Rate Loan, the last Business Day of each calendar month and each date such a Base Rate Loan is converted into another Interest Rate Type of Loan, and (b) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan, provided however, that if any Interest Period for a LIBOR Loan exceeds three (3) months, the date that falls three (3) months after the beginning of such Interest Period, and the date that falls three (3) months after each Interest Payment Date thereafter for such Interest Period, is also an Interest Payment Date.

Interest Period means, as to any LIBOR Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as LIBOR Loan, and ending on the date one, three or six months thereafter as selected by Borrower in its Notice of Borrowing/Prepayment or Notice of Conversion/Continuation; provided that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for any Loan shall extend beyond the Termination Date.

Interest Rate Type means, with respect to any Loan, the interest rate, being either the Base Rate or the LIBOR forming the basis upon which interest is charged against such Loan hereunder.

Interim Borrowing Base Determination has the meaning specified in Subsection 2.04(d).

IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

Issue means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

Issuing Bank means Wells Fargo Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

LC Application means an application or agreement for a standby Letter of Credit in the current form promulgated by Issuing Bank with appropriate insertions or in such other form as shall be reasonably acceptable to Issuing Bank duly executed by Borrower pursuant to Subsection 2.09(a).

LC Collateral means any amounts held by Issuing Bank, as security for LC Obligations of Borrower.

LC Collateral Account means a blocked deposit account held by Issuing Bank.

LC Obligation means, at the time in question, the sum of the Matured LC Obligations plus the aggregate amount available under all Letters of Credit then outstanding.

LC Related Document means the Letters of Credit, LC Applications and any other document relating to any Letter of Credit including any of Issuing Bank’s standard form documents for Letter of Credit issuances.

Lending Office means, as to any bank, the office or offices of such Bank specified as its “Lending Office,” or such other office or offices as such Bank may from time to time notify Borrower and Administrative Agent.

Letter of Credit means any standby letter of credit issued by Issuing Bank pursuant to this Agreement and upon an LC Application.

Letters in Lieu means the letters described under Subsection 4.04(a).

LIBOR means a per annum rate of interest (rounded upwards, if necessary, to the nearest .01%) equal to the quotient obtained by dividing (a) the rate at which Administrative Agent is offered deposits by major banks in dollars in the aggregate amount of the relevant Loans and for a period comparable to the applicable Interest Period in the London interbank market at approximately 11:00 a.m. (London time), two (2) Business Days prior to the beginning of the relevant Interest Period, by (b) a percentage equal to 100% minus the average maximum rate of all reserve requirements relating to the LIBOR Rate Loans under regulations issued by the Board of Governors of the Federal Reserve System or any other Governmental Authority during such Interest Period (including, without limitation, any margin, emergency, supplemental, special or other reserves required by applicable Law) applicable to Administrative Agent. The determination and calculation of the LIBOR and each component thereof by Administrative Agent shall be conclusive and binding, absent manifest error.

LIBOR Rate Loan means a Loan that bears interest based on the LIBOR, plus the Applicable Margin.

Lien means with respect to any Property, any right or interest therein of a creditor to secure Indebtedness owed to such creditor or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such Property or which allows such creditor to have such debt satisfied out of such Property prior to the general creditors of any owner thereof, including any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

Loan means an extension of credit by a Bank to Borrower under Article II.

Loan Documents means this Agreement, the Notes, any LC Application, any Letter of Credit, the Security Documents, the Intercreditor Agreement, and all other agreements, instruments, or documents delivered to Administrative Agent, Issuing Bank or any Bank in connection herewith.

Majority Banks means, at any time, Administrative Agent and the Banks (such Banks must include at least one Bank other than Administrative Agent) holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Effective Amount or, if there is no Effective Amount, Administrative Agent and the Banks (such Banks must include at least one Bank other than Administrative Agent) holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Commitments of all of the Banks; provided that, the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

Margin Stock means “margin stock” as such term is defined in Regulation U or X of the FRB.

Marketable Title means record title free and clear from reasonable doubt as to matters of law and fact such that a prudent operator of Oil and Gas properties, advised of the facts and their legal significance, would willingly accept.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Borrower and its Subsidiaries, taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any of its Subsidiaries of any Loan Document.

Material Subsidiary means any direct or indirect wholly-owned subsidiary of Borrower which owns five percent (5%) or more by value of the consolidated assets of Borrower and its Subsidiaries.

Matured LC Obligation means the aggregate amount of payments theretofore made by Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by Borrower to Issuing Bank or deemed Loans pursuant to Subsection 2.01(b).

Maximum Amount has the meaning specified in Section 11.10.

Maximum Loan Amount means the amount of $300,000,000.

Monthly Status Report means a status report prepared by Borrower in form, scope and content acceptable to Administrative Agent, setting forth as of such month then ended (a) detailing production from the Borrowing Base Properties, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, net income, related leasehold operating expenses, severance taxes, other taxes, capital costs and any production imbalances or take or pay imbalances incurred during such period and (b) such additional information with respect to any of Borrower’s or any Subsidiary’s Borrowing Base Properties as may be reasonably requested by Administrative Agent, including the names and addresses of current purchasers of production and copies of current division orders from such purchasers showing Borrower’s or such Subsidiary’s interest in the subject wells and Borrowing Base Properties.

Mortgages means the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements from Borrower and any Subsidiary, to the extent such Subsidiary owns Oil and Gas Properties, in favor of Administrative Agent, for the ratable benefit of the Banks, and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor).

Mortgaged Properties means the Oil and Gas Properties described in the Mortgages as the same may be amended or supplemented from time to time, until released.

Multiemployer Plan means a “multiemployer plan,” within the meaning of Section 4001 (a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated to make, contributions.

Non-Defaulting Banks has the meaning specified in Section 2.11.

Notes mean the promissory notes specified in Section 2.01, substantially in the same form as Exhibit A, including any amendments, modifications, renewals or replacements of such promissory notes.

Notice of Borrowing/Prepayment means a notice in substantially the form of Exhibit B.

Notice of Continuation/Conversion means a notice in substantially the form of Exhibit C.

Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by Borrower to any Bank (including obligations under any Derivative Contract by Borrower to any of the Banks or any of their Affiliates so long as such contract was entered into at the time such counterparty was a Bank or an Affiliate of a Bank and held a Commitment or had Loans outstanding hereunder), Administrative Agent, Issuing Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

Oil and Gas means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other commercial substances produced or extracted in association therewith.

Oil and Gas Properties means Hydrocarbon Interests now owned or hereafter acquired by Borrower or any Subsidiary and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all Property, real or personal, now owned or hereafter acquired by Borrower or any Subsidiary and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, processing plants, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by Borrower or any Subsidiary.

Operating Agreements shall have the meaning set forth in Subsection 5.01(n).

Option Period shall have the meaning set forth in Subsection 2.04(f).

Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation necessary in connection with the authorization of the foregoing documents or others in connection with the due organization of such corporation; for any limited liability company the articles of organization, certificate of authorization, operating agreement, organizational agreement, certificate of formation, regulations, certificates of qualification, joint resolutions of members (or any committee thereof) authorizing the foregoing; and for any partnership, the agreement of partnership and any certificates of such partnership or instrument relating to the rights of the partners of such partnership and all applicable resolutions of any corporate partners of such partnerships authorizing the foregoing.

Other Taxes means any present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies which arise from any payment made by Borrower or any Subsidiary hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

Participant has the meaning set forth in Subsection 11.08(a).

Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended.

PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

Permitted Liens has the meaning set forth in Section 8.01.

Person means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

Pricing Grid means the annualized variable rates (stated in terms of basis points (“bps”)) set forth below for the Applicable Margin and Commitment Fee based upon the ratio of Effective Amount to the Borrowing Base amount as follows:

Pre-IPO Pricing Grid:

Effective Amount/	Applicable Margin		Commitment
Borrowing Base	LIBOR Rate	Base Rate	Fee
= 90%	300	200	50
= 75% < 90%	275	175	50
= 50% < 75%	250	150	50
= 25% < 50%	225	125	37.5
< 25%	200	100	37.5

Post-IPO Pricing Grid:

Effective Amount/	Applicable Margin		Commitment
Borrowing Base	LIBOR Rate	Base Rate	Fee
= 90%	275	175	50
= 75% < 90%	250	150	50
= 50% < 75%	225	125	50
= 25% < 50%	200	100	37.5
< 25%	175	75	37.5

The “Pre-IPO Pricing Grid” shall be the Pricing Grid at all times prior to a Qualified IPO and the “Post-IPO Pricing Grid” shall be the Pricing Grid at all times on or after a Qualified IPO.  The Pricing Grid for any date shall be determined by reference to the percentage of Effective Amount to the Borrowing Base and any change (a) shall become effective upon the delivery to Administrative Agent of a Pricing Grid Certificate (in the form of Exhibit F hereto) of a Responsible Officer of Borrower (which certificate shall be delivered (i) simultaneously with the delivery of each Notice of Borrowing/Prepayment, Notice of Conversion/Continuation or a request for issuance of a Letter of Credit and (ii) promptly after receipt of notice from Administrative Agent of any change in the amount of the Borrowing Base), and (b) shall apply (A) in the case of the Base Rate Loans, to Base Rate Loans outstanding on such delivery date or made on and after such delivery date and (B) in the case of the LIBOR Rate Loans, to LIBOR Rate Loans outstanding on such delivery date or made, continued or converted on and after such delivery date. Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the Pricing Grid Certificate when due, the ratio of Effective Amount to the Borrowing Base shall be deemed, solely for the purposes of this definition, to be greater than 90% until such time as Borrower shall deliver such certificate.

Principal Business means the business of the exploration for, and development, acquisition, production, and upstream marketing of Oil and Gas, through joint venture, joint operating, farm-in, farm-out or other agreements or arrangements.

Property means property of all kinds, real, personal or mixed, tangible or intangible (including without limitation, all rights thereto), whether owned or acquired on or after the date of this Agreement.

Pro Rata Share means, as to any Bank at any time, the percentage set forth opposite its name on Schedule 2.01 hereto, as amended from time to time.

Proven Reserves means, at any particular time, the estimated quantities of Oil and Gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

Qualified IPO means an initial registered public offering of the common equity of the Borrower to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Replacement Bank has the meaning specified in Section 3.08.

Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

Reserve Report means a report, in form and substance satisfactory to Administrative Agent, prepared in a manner consistent with practices of reservoir engineers who prepare such reports for use in reserve-based lending transactions, that sets forth the present discounted value of the Proven Reserves attributable to the Borrowing Base Properties.

Responsible Officer means the president or any vice president, treasurer, chief financial officer or chief accounting officer of Borrower.

Restricted Payments has the same meaning set forth in Section 8.09.

Scheduled Borrowing Base Determination has the meaning specified in Subsection 2.04(a).

Second Lien Agent means Wells Fargo Energy Capital, Inc., a Texas corporation.

Second Lien Credit Agreement means that certain Credit Agreement dated of even date herewith, in the amount of $30,000,000.00, entered into between Borrower, Second Lien Agent and Second Lien Lenders.

Second Lien Debt means the “Obligations” as defined in the Second Lien Credit Agreement.

Second Lien Lenders means Wells Fargo Energy Capital, Inc., a Texas corporation, in its individual capacity, and any other lenders from time to time party to the Second Lien Credit Agreement.

Second Lien Loan Documents means the Second Lien Loan Agreement and the other “Loan Documents” (as defined in the Second Lien Loan Agreement) as the same shall be amended, supplemented, restated, and/or otherwise modified or replaced or refinanced from time to time.

Security Agreements means collectively, each Security Agreement executed by Borrower or any Material Subsidiary in favor of Administrative Agent for the ratable benefit of the Banks, granting a security interest in all personal Property and pledging all interest in the Material Subsidiaries and all supplements, assignments, amendments and restatements thereto (or any agreements in substitution therefor).

Security Documents means the Mortgages, Security Agreements, collateral assignments, pledges, assignments and related financing statements listed on Schedule 4.01 as same may be amended from time to time, Letters in Lieu, and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations secured by the Collateral.

Solvent means, as to any Person at any time, that (a) the fair value of all of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital.

Special Borrowing Base Determination has the meaning specified in Subsection 2.04(e).

Subsidiary of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Borrower.

Surety Instruments means all letters of credit (including standby), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Bank’s or Administrative Agent’s net income in the jurisdiction (whether federal, state, local, or foreign and including any political subdivision thereof) under the laws of which such Bank or Administrative Agent, as the case may be, is organized or maintains a lending office.

Termination Date means, the earlier of (a) January 4, 2016, or (b) the date on which the Banks’ Commitments terminate in accordance with this Agreement.

Total Debt means, as to Borrower and its Subsidiaries on a consolidated basis, at any date, (a) all obligations for borrowed money, plus (b) Capital Leases, plus (c) issued and outstanding letters of credit, plus (d) Contingent Obligations for funded indebtedness, less (e) cash on hand.

Unfunded Pension Liability means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Plan year.

United States and U.S. each means the United States of America.

Wells Fargo Bank means Wells Fargo Bank, N.A., a national banking association, and any bank successor in interest thereto.

1.02      Other Interpretive Provisions.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.  This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower and the other parties and are the products of all parties. Accordingly, they shall not be construed against Borrower, the Banks or Administrative Agent merely because of Borrower’s, Banks’ or Administrative Agent’s involvement in their preparation.

1.03      Accounting Principles.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied by Borrower.

ARTICLE II.

THE CREDIT

2.01      Amounts and Terms of the Commitment.

(a)           Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to Borrower (each such loan, a “Loan”) during the period of time from and after the Closing Date up to the Termination Date, so long as (i) all Loans by each Bank do not exceed such Bank’s Pro Rata Share of the aggregate amount of Loans then requested from all Banks, and (ii) the aggregate amount of such Bank’s Loans and LC Obligation outstanding at any time does not exceed such Bank’s Pro Rata Share of the Borrowing Base determined as of the date on which the requested Loan is to be made.  The obligation of Borrower to repay to each Bank the aggregate amount of all Loans made by such Bank, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Bank’s “Note”) made by

Borrower payable to the order of such Bank in the form of Exhibit A with appropriate insertions.  The amount of principal owing on any Bank’s Note at any given time shall be the aggregate amount of all Loans theretofore made by such Bank minus all payments of principal theretofore received by such Bank on such Note.  Interest on each Note shall accrue and be due and payable as provided herein. Borrower may borrow, repay and reborrow any amounts loaned hereunder. The obligation of Borrower to repay the aggregate amount of all Loans made by the Banks, together with interest accruing in connection therewith, shall be evidenced by the Notes.

(b)           Subject to the terms and conditions of Section 2.09 below and relying upon the representations and warranties herein set forth, Issuing Bank agrees to issue standby Letters of Credit upon the request of Borrower at any time and from time to time on and after the Closing Date and up to five (5) days prior to the Termination Date. No Letter of Credit will be issued in a face amount which, after giving effect to the issuance of such Letter of Credit, would cause the LC Obligation to exceed $5,000,000.00 or the Effective Amount to exceed the Borrowing Base then in effect. If any Letter of Credit has been drawn upon and the amount so drawn has not been reimbursed, for all purposes hereof to the extent of the Available Borrowing Base then existing, such funding shall be deemed a Loan in an amount equal to the matured LC Obligations applicable thereto.

(c)           Each Borrowing (other than fundings of Letters of Credit deemed to be Loans under Section 2.01(b)) shall be made subject to the following procedures:

(i)                  Each Borrowing of Loans shall be made upon Borrower’s irrevocable written notice delivered to Administrative Agent in the form of a Notice of Borrowing/Prepayment duly completed; which notice must be received by Administrative Agent prior to 11:00 a.m. (Houston, Texas time) at least (A) three (3) Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans; and (B) on the requested Borrowing Date, in the case of Base Rate Loans.

(ii)                 Each Notice of Borrowing/Prepayment shall specify (A) the amount of the Borrowing, which shall be in an aggregate minimum amount (i) for Base Rate Loans equal to (y) $100,000 or (z) the unadvanced portion of the Available Borrowing Base and (ii) for LIBOR Rate Loans $1,000,000 or any multiple integrals of $100,000 in excess thereof (if the Available Borrowing Base as of such Borrowing Date will be less than $1,000,000, then Borrower may not request a LIBOR Rate Loan); (B) the requested Borrowing Date, which shall be a Business Day; (C) the Interest Rate Type of Loans comprising the Borrowing; and (D) for LIBOR Rate Loans the duration of the Interest Period applicable to such Loans. If the Notice of Borrowing/Prepayment fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three (3) months.

(iii)                Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing/Prepayment and of the amount of such Bank’s Pro Rata Share of that Borrowing, and such Notice of Borrowing/Prepayment shall not thereafter be revocable by Borrower.

(iv)                Provided the applicable conditions in Article 5 are met, each Bank will make the amount of its Pro Rata Share of each Borrowing available to Administrative Agent for the account of Borrower at Administrative Agent’s Payment Office by 12:30 p.m. (Houston, Texas time) on the Borrowing Date requested by Borrower in funds immediately available to Administrative Agent.  The proceeds of all such Loans will then be made available to Borrower by Administrative

Agent to Borrower’s operating account with Administrative Agent of like funds as received by Administrative Agent.

2.02      Conversion and Continuation Elections.

(a)           Prior to the Termination Date, Borrower may, upon irrevocable written notice to Administrative Agent in accordance with Subsection 2.02(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Loans, to convert any such Loans into Loans of any other Interest Rate Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day; provided that, no more than five (5) LIBOR Loan tranches may exist at any one time and if at any time a LIBOR Loan in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to less than $1,000,000, such LIBOR Loan shall automatically convert into a Base Rate Loan.

(b)           Borrower shall deliver an irrevocable Notice of Conversion/Continuation to be received by Administrative Agent not later than 11:00 a.m. (Houston, Texas time) at least (i) three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into LIBOR Loans; (ii) as of the last day of the applicable Interest Period, in the case of LIBOR Loans, to continue any such Loans having Interest Periods expiring on such day as LIBOR Loans of the same or different Interest Period; and (iii) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c)           If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to timely notify Administrative Agent of its selection for a new Interest Period to be applicable to LIBOR Loans, or if any Default or Event of Default then exists, Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)           Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Borrower, Administrative Agent will promptly notify each Bank of the details of any automatic conversion.  All conversions and continuations shall be made ratably according to the respective Bank’s Pro Rata Share of outstanding principal amounts of the Loans with respect to which the notice was given.

2.03      Optional Prepayments.  Subject to Section 3.04, Borrower may, at any time or from time to time:

(a)           prepay Base Rate Loans upon irrevocable notice to Administrative Agent prior to 11:00 a.m. (Houston, Texas time) on the requested day of such prepayment, in whole or in part, in minimum principal amounts of $500,000 or integral multiples thereof (unless the portion of the Effective Amount consisting of Base Rate Loans is less than $500,000, then such prepayments shall be equal to the then outstanding amount of Base Rate Loans); and

(b)           prepay LIBOR Loans upon irrevocable notice to Administrative Agent not less than three (3) Business Days, in whole or in part, in minimum principal amounts of $500,000 or integral multiples thereof.

Such notice shall be in the form of Notice of Borrowing/Prepayment and shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid and shall be accompanied by a current Pricing Grid Certificate as to the Effective Amount and Percentage of Effective Amount/Current Borrowing Base after giving effect to such prepayment. Administrative Agent will promptly notify each Bank of its receipt of any such notice and of such Bank’s Pro Rata Share of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.  Except as provided herein there shall be no penalty or premium for such prepayment.

2.04      Borrowing Base Determinations, Mandatory Prepayments of Loans.

(a)           Scheduled Borrowing Base Determinations.  At all times prior to the Termination Date the Effective Amount shall not exceed the Borrowing Base then in effect. The initial Borrowing Base hereunder shall be $85,000,000. The Borrowing Base shall be redetermined by the Banks in their sole discretion for each Borrowing Base Period (each such determination a “Scheduled Borrowing Base Determination”) commencing June 1, 2012, and effective as of the date set forth in such notice of redetermination.  The Borrowing Base shall represent the determination by each of the Banks, in accordance with the provisions herein contained and its lending practices then in effect for loans of this nature, of the loan collateral value assigned to the Borrowing Base Properties and such other credit factors (including without limitation the assets, liabilities, cash flow, current Derivative Contracts, business, properties, prospects, management and ownership of Borrower) which each Bank in its sole discretion deems significant. Upon each redetermination of the Borrowing Base, Administrative Agent shall recommend to the Banks a new Borrowing Base and the Banks in accordance with their customary policies and procedures for extending credit to Oil and Gas reserve-based customers shall (by unanimous agreement in the case of Borrowing Base increases and by agreement of the Majority Banks in the case of no change or decreases in the Borrowing Base) establish the redetermined Borrowing Base.  Such redetermination shall be given by notice to the Borrower by June 1 or December 1, as the case may be, or as soon thereafter as is reasonably practicable. If Borrower does not furnish the Reserve Reports or all such other information and data by the date required, the Banks may nonetheless determine a new Borrowing Base. If the Banks or Majority Banks cannot agree on a Borrowing Base Amount, the amount shall be the lowest determined by any Bank.

(b)           Banks’ Sole Discretion.  The Banks shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Maximum Loan Amount or otherwise. Furthermore, Borrower acknowledges that the Banks have no obligation to increase the Borrowing Base and may reduce the Borrowing Base in accordance with Section 2.04(a), in either case, at any time pursuant to Subsections 2.04(a) and (e) or as a result of any circumstance and that any increase in the Borrowing Base is subject to the individual credit approval processes of each of the Banks which processes shall be conducted on a basis consistent with each such Bank’s credit standards and assumptions then in effect.

(c)           Mandatory Prepayments of Loans.  If on any date the Effective Amount shall exceed the Borrowing Base (a “Borrowing Base Deficiency”), then Borrower shall, within thirty (30) days’ notice by Administrative Agent to Borrower, exercise either one or a combination of the following: (i) prepay the amount of the Borrowing Base Deficiency on such date; or (ii) prepay the amount of the Borrowing Base Deficiency in five (5) equal successive monthly payments commencing thirty (30) days following Administrative Agent’s notice to the Borrower; or (iii) promptly pledge additional unencumbered assets of sufficient value and character (as determined by the Banks in their sole discretion) that when added to the Collateral will cause the Borrowing Base to equal or exceed the Effective Amount.

(d)           Interim Borrowing Base Determination.  If the Borrower or any Subsidiary terminates or amends a Derivative Contract (subject to consent required by Section 8.16) and the result of such termination or amendment negatively impacts the Borrowing Base, the Majority Banks may make an interim redetermination of the Borrowing Base (“Interim Borrowing Base Determination”).  It is expressly understood that the Interim Borrowing Base Determination is in addition to Scheduled Borrowing Base Determinations pursuant to Subsection 2.04(a) and shall not count as a Special Borrowing Base Determination pursuant to Subsection 2.04(e).

(e)           Special Borrowing Base Determination.  In addition to Scheduled Borrowing Base Determinations pursuant to Subsection 2.04(a) the Majority Banks and the Borrower may each request a special redetermination once during each Borrowing Base Period (“Special Borrowing Base Determination”). In the event Borrower requests a Special Borrowing Base Determination, Borrower shall deliver written notice of such request to the Administrative Agent with sufficient copies for each Bank which shall include: (i) Reserve Report(s) covering the Borrowing Base Properties prepared by Borrower as of a date not more than thirty (30) calendar days prior to the date of such request, (ii) such other information as the Administrative Agent shall reasonably request, and (iii) the amount of the Borrowing Base requested by Borrower to become effective.  Likewise, in the event the Majority Banks exercise their option for a Special Borrowing Base Determination, upon written request and notification by Administrative Agent to Borrower, Borrower shall furnish the information described above within thirty (30) days of such request.  The Banks shall redetermine the Borrowing Base in accordance with the procedures set forth in Subsection 2.04(a), which redetermined Borrowing Base shall then be the effective Borrowing Base until further redetermination.

(f)            Option to Reduce Borrowing Base.  Borrower may, during the fifteen-day period beginning after each Scheduled Borrowing Base Determination or Special Borrowing Base Determination (each such period, in this section, an “Option Period”), reduce the Borrowing Base from the amount designated by Administrative Agent to any lesser amount in minimum amount of $100,000 or integral multiples thereof, provided in no event may the Borrowing Base be reduced by Borrower to an amount less than the current Effective Amount.  To exercise such option Borrower must within an Option Period send notice to Administrative Agent of the amount of the Borrowing Base chosen by Borrower.  If Borrower does not affirmatively exercise this option during an Option Period the Borrowing Base shall be the amount designated by Administrative Agent.  Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect the next date as of which the Borrowing Base is redetermined.

2.05      Repayment.  Borrower shall repay to Administrative Agent for the Banks’ respective Pro Rata Shares the Effective Amount (with the amount paid in respect of any undrawn Letters of Credit to be held as cash collateral by Administrative Agent in accordance with Subsection 2.09(g)) on or before the Termination Date, on which date all accrued unpaid interest and outstanding expenses hereunder or under the Loan Documents shall be due and payable in full.

(a)           Each Loan shall bear interest on the aggregate outstanding principal amount thereof from the applicable Borrowing Date or date of conversion or continuation pursuant to Section 2.02, as the case may be, at a rate per annum equal to the lesser of (a) the Base Rate or LIBOR, as the case may be, plus the Applicable Margin, if applicable, or (b) the Highest Lawful Rate.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default under Subsection 9.01(a), (f) or (g) or upon acceleration of any or all of the Obligations, interest shall be paid on demand of Administrative Agent.

(c)           Notwithstanding Subsection 2.05(a), while any Event of Default under Subsections 9.01(a), (f) or (g) or upon acceleration of any or all of the obligations exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations then due and payable, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Base Rate, plus the Applicable Margin, plus three percent (3%) (the “Default Rate”).

2.06      Fees.

(a)           Agency and Other Fees.  Borrower shall pay to Administrative Agent and its Affiliates such fees and other amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or any of its Affiliates setting forth the compensation to be paid to Administrative Agent and its Affiliates in consideration for providing services in connection with the credit facilities provided pursuant hereto.

(b)           Commitment Fees.  Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank (except for any Defaulting Bank), an aggregate commitment fee calculated on the average daily amount of the Available Borrowing Base at a per annum rate equal to the amount set forth on the Pricing Grid. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of the last month of each quarter commencing on December 31, 2011, through the Termination Date, with the final payment to be made on the Termination Date.  The commitment fees shall accrue at all times after the Closing Date up to the Termination Date, including at any time during which one or more conditions in Section 5.02 are not met.

(c)           Letter of Credit Fees.  Borrower agrees to pay (i) to Issuing Bank, for the ratable account of the Banks (except for any Defaulting Bank), a fee for each Letter of Credit in an amount per annum equal to the greater of (x) $1,000.00 and (y) the product equal to the Applicable Margin with respect to LIBOR Loans set forth on the Pricing Grid multiplied by the amount available under such Letter of Credit.  For all Letters of Credit, the Letter of Credit Fee shall be fully earned and due and payable when Issued (including the initial Issuance and any renewal, extension or increase in the amount thereof) calculated on the stated amount of the Letter of Credit through the expiry date and no refund shall be due in the event such Letter of Credit is terminated prior to its expiry date. In addition, a fee shall be paid to Issuing Bank, for the account of Issuing Bank, a fronting fee equal to 0.25% of the initial amount of such Letter of Credit payable when Issued (including the initial Issuance and any renewal, extension or increase in the amount thereof) plus Issuing Bank’s usual and customary fees for fronting, amendments to, or transfers of each Letter of Credit.

2.07      Computation of Fees and Interest.

(a)           All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed, except that interest on Base Rate Loans when the Base Rate is determined by Administrative Agent’s “reference rate” shall be computed on the basis of a 365/366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof (including the first day but excluding such last day).

(b)           Each determination of an interest rate by Administrative Agent, except in case of manifest error, shall be final, conclusive and binding on the parties.

2.08      Payments by Borrower; Borrowings Pro Rata.

(a)           All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim.  All payments by Borrower shall be made in immediately available funds to Administrative Agent at Administrative Agent’s Payment Office for the account of Administrative Agent or the Bank to whom such payment is owed, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Houston, Texas time) on the date specified herein. Except to the extent otherwise provided herein, (i) each payment by Borrower of fees payable to the Banks shall be made for the account of the Banks pro rata in accordance with their respective Pro Rata Shares, (ii) each payment of principal of Loans shall be made for the account of the Banks pro rata in accordance with their respective outstanding principal amount of Loans, and (iii) each payment of interest on Loans shall be made for the account of the Banks pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Banks.  Notwithstanding the foregoing, to the extent money is received by Administrative Agent pursuant to the exercise of remedies under the Security Documents such money shall be applied to the pro rata payment of Obligations secured by such Security Document.

(b)           Administrative Agent will promptly distribute to each Bank its applicable share of such payment in like funds as received.  Any payment received by Administrative Agent later than 11:00 a.m. (Houston, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.  When Administrative Agent collects or receives money on account of the Obligations or otherwise pursuant to the Security Documents if such money is insufficient to pay all such Obligations, such money shall be applied first to any reimbursements due Administrative Agent.

(c)           Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(d)           Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Banks that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent Borrower has not made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank at the Federal Funds Rate for the first three (3) days following demand by Administrative Agent and for each day thereafter until the date repaid at the Base Rate.

(e)           Except to the extent otherwise expressly provided herein, each Borrowing hereunder shall be from the Banks pro rata in accordance with their respective Pro Rata Shares.

2.09      Issuing the Letters of Credit.

(a)           In order to effect the issuance of a Letter of Credit, Borrower shall submit a Borrowing Request and a LC Application in writing by telecopy to Issuing Bank not later than 1:00 p.m., Houston, Texas time, three (3) Business Days before the requested date of issuance of such Letter of Credit. Each such Borrowing Request and LC Application shall be signed by Borrower, specify the Business Day on which such Letter of Credit is to be issued, the purpose for the requested Letter of Credit, specify the availability for Letters of Credit under the Available Borrowing Base and the LC Obligation limitation as of the date of issuance of such Letter of Credit, the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit and (ii) five (5) days prior to the Termination Date and be accompanied by a current Pricing Grid Certificate.

(b)           Upon satisfaction of the applicable terms and conditions set forth in Article V, Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business, Houston, Texas time, on the date so specified. Issuing Bank shall provide Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (ii) unless otherwise expressly agreed by Issuing Bank and Borrower at the time such Letter of Credit is issued, be subject to the rules of the “International Standby Practices 1998” or such later version as may be published by the Institute of International Banking Law and Practice (the “ISP 1998”) and shall, as to matters not governed by the ISP 1998, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

(c)           Upon the issuance date of each Letter of Credit, Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from Issuing Bank, a participation, to the extent of such Bank’s Pro Rata Share, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit.  If requested by Issuing Bank, the other Banks will execute any other documents reasonably requested by Issuing Bank to evidence the purchase of such participation.

(d)           Notwithstanding anything to the contrary contained in this Section 2.09, the Issuing Bank shall not be obligated to issue any Letter of Credit at a time when any other Bank is a Defaulting Bank, unless the Issuing Bank has entered into arrangements satisfactory to it to eliminate the Issuing Bank’s risk with respect to any such Defaulting Bank’s reimbursement obligations hereunder, including by cash collateralizing such Defaulting Bank’s Pro Rata Share of the liability with respect to such Letter of Credit.  On demand by the Issuing Bank or the Administrative Agent from time to time, the Borrowers shall cash collateralize each Defaulting Bank’s Pro Rata Share of the outstanding LC Obligations on terms reasonably satisfactory to the Administrative Agent and the Issuing Bank.  Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Bank) for the payment and performance of each Defaulting Bank’s Pro Rata Share of outstanding LC Obligations.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank immediately for each Defaulting Bank’s Pro Rata Share of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrowers or such Defaulting Bank pursuant to the terms of this Section 2.09.

(e)           Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which Issuing Bank determines is in compliance with the conditions for payment thereunder, Issuing Bank shall promptly notify Borrower, and each Bank of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower’s option, to either (i) pay to Issuing Bank, by 2:00 p.m., Houston, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Loan pursuant to the provisions of Subsection 2.01(a) and Section 2.02 of this Agreement in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in Issuing Bank’s notice.  If Borrower fails timely to make such payment because a Loan cannot be made pursuant to Subsection 2.01(a) and/or Section 5.02, each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to Issuing Bank an amount equal to its Pro Rata Share of the presented draft on the day Issuing Bank is required to honor such draft.  If such amount is not in fact made available to Administrative Agent by such Bank on such date, such Bank shall pay to Issuing Bank, on demand made by Issuing Bank, in addition to such amount, interest thereon at the Federal Funds Rate for the first three (3) days following demand and thereafter until paid at the Base Rate.  Upon receipt by Administrative Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by Borrower, be deemed to have been a Base Rate Loan as of the date of payment of such draft.  Nothing in this paragraph (e) or elsewhere in this Agreement shall diminish Borrower’s obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse Issuing Bank for payment of, any draft presented to, and duly honored by, Issuing Bank under any Letter of Credit, and the automatic funding of a Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to provide timely such funds as in this paragraph agreed.

(f)            In order to induce the issuance of Letters of Credit by Issuing Bank and the purchase of participations therein by the other Banks, Borrower agrees with Issuing Bank and the other Banks that neither Administrative Agent nor any Bank (including the Issuing Bank) shall be responsible or liable (except as provided in the following sentence) for, and Borrower’s unconditional obligation to reimburse Issuing Bank for amounts paid by Issuing Bank, as provided in Subsection 2.09(e) above, on account of drafts so honored under the Letters of Credit shall not be affected by any circumstance, act or omission whatsoever (whether or not known to Administrative Agent or any Bank, including the Issuing Bank) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Issuing Bank.  Borrower agrees that any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit or any related draft, document or Property shall be binding on Borrower and shall not put the Issuing Bank under any resulting liability to Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Issuing Bank.  Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. Issuing Bank agrees promptly to notify Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify Borrower shall not in any way affect Borrower’s obligations hereunder.  Subject to Section 3.03, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of Borrower’s obligations or the compensation to Issuing Bank in respect of the Letters of Credit or the cost to Issuing Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), Issuing Bank shall promptly notify Borrower thereof in writing and within ten (10) Business Days after receipt by Borrower of Issuing Bank’s request (through Administrative Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Taxes or Other Taxes, Borrower shall reimburse or indemnify Issuing Bank, as the case may be, with respect thereto so that Issuing Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation.  The foregoing agreement of Borrower to reimburse or indemnify the Issuing Bank shall apply in (but shall not be limited to) the following situations:  an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes (subject to Issuing Bank’s obligations under Section 3.09) or monetary restraints, except a change in franchise taxes imposed on Issuing Bank or in tax on the net income of Issuing Bank.

(g)           In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.

(h)           If the Obligations, or any part thereof, are declared or otherwise become immediately due and payable pursuant to Article IX of this Agreement, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit, and Borrower shall be obligated to pay to Administrative Agent immediately an amount equal to the LC Obligations.  All amounts made due and payable by Borrower under this Subsection 2.09(h) may be applied as Issuing Bank elects to any of the various LC Obligations; provided however, that such amounts applied by Issuing Bank to the LC Obligations shall be (a) first applied to the Matured LC Obligations, and (b) second held by Issuing Bank as LC Collateral in the LC Collateral Account until all remaining Obligations have been satisfied.  This Subsection 2.09(h) shall not limit or impair any rights which Administrative Agent, the Issuing Bank or any of the Banks may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation, any LC Application.  Borrower hereby grants a security interest in and lien on the LC Collateral Account to Administrative Agent for and on behalf of the Issuing Bank and the Banks as security for the Obligations.  Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure such security interest.

2.10      Payments by the Banks to Administrative Agent.

(a)           Unless Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Bank’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Bank has made such amount available to Administrative Agent in immediately available funds on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.  If and to the extent any Bank shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for the first three (3) days during such period and thereafter at the Base Rate.  A notice of Administrative Agent submitted to any Bank with respect to amounts owing under this Subsection 2.10(a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to Administrative Agent shall constitute such Bank’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to Administrative Agent on the Business Day following the Borrowing Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such

Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)           The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.11      Sharing of Payments, Etc.  If any Bank shall obtain on account of the Obligations made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) or receive any collateral in respect thereof in excess of the amount such Bank was entitled to receive pursuant to the terms hereof, such Bank shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment according to the terms hereof; provided however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Banks following any such purchases or repayments.  Notwithstanding the foregoing, if any Defaulting Bank shall have failed to fund all or any portion of any Loan or any participation with respect to a Letter of Credit (each such Loan or participation interest, an “Affected Loan”), each payment by the Borrower hereunder shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (i) to each Bank that is not a Defaulting Bank (each, a “Non-Defaulting Banks”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Banks, until the principal amount of all Affected Loans has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Bank pro rata in accordance with such Bank’s Pro Rata Share. Each payment made by the Borrower on account of the interest on any Affected Loan shall be distributed to each Non-Defaulting Bank pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Banks.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01      Taxes.  Except as provided in Section 3.09:

(a)           Any and all payments by Borrower to each Bank or Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes.  In addition, Borrower shall pay all Other Taxes. However, Borrower may delay paying or discharging any Other Taxes so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserve therefor.

(b)           Borrower agrees to indemnify and hold harmless each Bank and Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by each Bank and Administrative Agent to the extent such Bank or Administrative Agent has provided Borrower with five (5) Business Days’ notice of its intent to pay or discharge same and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted (except to the extent of Other Taxes contested by Borrower provided in Subsection 3.01(a) above). Payment under this indemnification shall be made within thirty (30) days after the date the Bank or Administrative Agent makes written demand therefor.

(c)           If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Bank or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) Borrower shall make such deductions and withholdings; (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) Borrower shall also pay to each Bank or Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield Bank would have received if such Taxes or Other Taxes had not been imposed.

(d)           Upon request of Administrative Agent, Borrower shall furnish Administrative Agent the original or a certified copy of a receipt evidencing payment by Borrower of Taxes or Other Taxes under Subsection 3.01(c), or other evidence of payment satisfactory to Administrative Agent.

3.02      Illegality.

(a)           If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration thereof by any Governmental Authority of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by the Bank to Borrower through Administrative Agent, any obligation of that Bank to make LIBOR Loans shall be suspended until such Bank notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist (which the Bank agrees to do promptly thereafter).  Each Bank represents that as of the Closing Date no such circumstances exist as to such Bank.

(b)           If any Bank reasonably determines that it is unlawful to maintain any LIBOR Loan, such Loan will automatically convert into a Base Rate Loan either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Loan.

(c)           If the obligation of any Bank to make or maintain LIBOR Loans has been so terminated or suspended, all Loans which would otherwise be made by such Bank as LIBOR Loans shall be instead Base Rate Loans.

(d)           Before giving any notice to Administrative Agent under this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

3.03      Increased Costs and Reduction of Return.

(a)           If any Bank determines that, due to either (i) the introduction after the Closing Date of any new law or regulation or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) after the Closing Date in or in the interpretation of any law or regulation by any Governmental Authority charged with the interpretation or administration thereof or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the Closing Date, there shall be any increase in the actual cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Loans, then Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to Administrative Agent), pay to Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.  Notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b)           If any Bank reasonably shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any such Capital Adequacy Regulation, affects the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank’s or such corporation’s policies with respect to such Bank’s capital adequacy) reasonably determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to Borrower through Administrative Agent, Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

3.04      Funding Losses.  Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may actually sustain or incur as a consequence of: (a) the failure of Borrower to make on a timely basis any payment of principal of any LIBOR Loan; (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Notice of Borrowing/Prepayment or a Notice of Conversion/Continuation (including by reason of the failure to satisfy any condition precedent thereto); (c) the failure of Borrower to make any prepayment in accordance with any notice delivered under Section 2.03; (d) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under Section 3.02 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrower to the Banks under this Section and under Section 3.03, each LIBOR Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

3.05      Inability to Determine Rates.  If Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or the Majority Banks notify the Administrative Agent that the LIBOR applicable for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, Administrative Agent will promptly so notify Borrower. Thereafter, the obligation of such Banks to make, maintain or convert Loans into LIBOR Rate Loans hereunder shall be suspended until Administrative Agent upon the instruction of the Banks revokes such notice in writing and each LIBOR Rate Loan that has been affected will automatically, on the last day of the then-existing Interest Period therefor, convert into a Base Rate Loan. Upon receipt of such notice, Borrower may revoke any Notice of Borrowing/Prepayment or Notice of Conversion/Continuation then submitted by it. If Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans. If any of the Banks notify Borrower through Administrative Agent of any event occurring after the date hereof that will entitle such Bank to compensation pursuant to Section 3.01 or 3.03 or if any of the Banks shall notify the Borrower through Administrative Agent of any event as to illegality under Section 3.02, then such Bank shall designate a different Lending Office for the Loans affected by such event if such designation will, as the case may be, avoid the need for, or reduce the amount of, such compensation or avoid such illegality and will not, in the sole opinion of the Bank, be disadvantageous to the Bank.

3.06      Survival.  The agreements and obligations of Borrower in this Article III shall survive the payment of all other Obligations.

3.07      Contents of Notice.  If any Bank requests payment or reimbursement from Borrower under Section 3.03 or 3.04, Bank shall deliver to Borrower (with a copy to Administrative Agent) a notice requesting same and shall set forth in reasonable detail the basis and amount of its request for compensation. Any request for additional compensation under Section 3.03 or 3.04 shall be paid by Borrower within 30 days of the receipt by Borrower of the notice described in this Section 3.07.  Failure or delay on the part of any Bank to demand compensation pursuant to this Section 3.07 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that, Borrower shall not be required to compensate a Bank pursuant to this Section 3.07 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies Borrower of the event giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.08      Substitution of Banks.  Upon the receipt by Borrower from any Bank (an “Affected Bank”) of a claim for compensation under this Article III, or if Borrower is required to pay any additional amounts to any Governmental Authority pursuant to Section 3.01, or if any Bank becomes a Defaulting Bank and continues as a Defaulting Bank for more than five (5) Business Days at any time, or if any Bank refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of a greater percentage of the Banks than the Majority Banks and such amendment, waiver or other modification is consented to by the Majority Banks, Borrower may:  (i) obtain a replacement bank or financial institution satisfactory to Administrative Agent to acquire and assume all or a ratable part of all of such Affected Bank’s Loans and Commitment (a “Replacement Bank”); or (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank’s Loans and Commitment but none of the Banks shall have any obligation to do so; and in each case the Affected Bank shall be required to so assign its loans and commitments pursuant to Section 11.08.  Any such designation of a Replacement Bank under clause (i) shall be subject to the prior written consent of Administrative Agent which consent shall not be unreasonably withheld.

3.09      Foreign Lenders, Participants, and Assignees.  Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Acceptance Agreement) that is not organized under the laws of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI, or other form acceptable to Administrative Agent that entitles it to exemption from U. S. Federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form W-8BEN, Form W-8ECI, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption.  If any of the foregoing is not true or the applicable forms are not provided, then (a) Borrower and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Documents any US federal-income Tax at the maximum rate under the Code (taking into account any reduction to which each Bank, Participant, or Assignee is entitled under an applicable United States tax treaty) and (b) each Bank, Participant, and Assignee shall indemnify and hold harmless Borrower for the full amount of such Tax.  The indemnities afforded by each Bank, Participant, and Assignee under this section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

ARTICLE IV.

SECURITY

4.01      Agreement to Deliver Security Documents. Borrower and, as applicable, each Subsidiary shall, from time to time, execute such Mortgages, Security Agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting and perfecting first and prior liens or security interests (a) in all of Borrower’s and each of its present and future Subsidiary’s personal Property, including, without limitation, all of Borrower’s interest in such Subsidiaries, and (b) in Borrower’s and, as applicable, each Subsidiary’s Mortgaged Property (subject to any Permitted Liens having priority) now owned by Borrower or its Subsidiaries or hereafter acquired by Borrower or its Subsidiaries, which Mortgaged Properties shall comprise at least eighty percent (80%), by present discounted value (as determined by Administrative Agent for the Borrowing Base using the most recent Reserve Report), of the Proven Reserves.

4.02      Perfection and Protection of Security Interests and Liens. Borrower and any Subsidiary, as applicable, will from time to time deliver to Administrative Agent such additional Mortgages, Security Agreements, financing statements, amendments, assignment and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance reasonably satisfactory to Administrative Agent, which the Banks reasonably request for the purpose of perfecting, confirming, or protecting any Liens or other rights in the Collateral securing any Obligations.

4.03      Offset. To secure the repayment of the Obligations, Borrower hereby grants Administrative Agent and each Bank a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Administrative Agent and each Bank at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other Property (and the proceeds therefrom) owned by Borrower and each Subsidiary now or hereafter held or received by or in transit to Administrative Agent or any Bank from or for the account of Borrower and each Subsidiary, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower and each Subsidiary with Administrative Agent or any Bank, including certificates of deposit.  Upon the acceleration of the Obligations pursuant to Section 9.02, Administrative Agent or any Bank is hereby authorized to foreclose upon and apply, at any time and from time to time, without notice to Borrower or any Subsidiary to the extent permitted by law, any and all items hereinabove referred to against the Obligations then due and payable.  Each Bank agrees promptly to notify Borrower after such set-off and application made by such Bank; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

4.04      Letters in Lieu/Power of Attorney.

(a)           Borrower and any Subsidiary, as applicable, shall provide to Administrative Agent undated letters, in form of Exhibit D attached hereto, in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent for the ratable benefit of the Banks.

(b)           Borrower and any Subsidiary, as applicable, hereby designates Administrative Agent as its agent and attorney-in-fact, effective during the continuance of an Event of Default, to act in their name, place, and stead for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by Borrower and any Subsidiary, as applicable, to Administrative Agent, including, without limitation, completing any blanks contained in such letter and attaching exhibits thereto describing the relevant Collateral. The Borrower and each such Subsidiary hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of Administrative Agent and each of the Banks under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to Borrower, any Subsidiary or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

4.05      Assignment of Runs. Notwithstanding that, under Article III of the Mortgages, Borrower and, as applicable, each Subsidiary has assigned to Administrative Agent for the ratable benefit of the Banks all of the proceeds of runs accruing to the Mortgaged Properties covered thereby:

(a)           Until such time as an Event of Default shall have occurred and be continuing and Administrative Agent shall notify Borrower and, as applicable, each Subsidiary, to the contrary, Borrower shall be entitled to receive from the purchasers or disbursers of its production all such proceeds of runs, subject however to the liens created under the Mortgages, which liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may deliver to the addressees the letters-in-lieu described in Section 4.04 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower and any Subsidiary or to receive directly from the purchaser or disburser of production all other proceeds of runs.

(b)           In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.

(c)           Borrower and, as applicable, each Subsidiary, will upon the instruction of Administrative Agent join with Administrative Agent in notifying in writing and accompanied (if necessary) by certified copies of the Mortgages the purchasers or disbursers of production produced from the Mortgaged Properties of the existence of the Mortgages, and instructing that all proceeds of runs be paid directly to Administrative Agent for the ratable benefit of the Banks.

4.06      Authorization to File Financing Statements.  Borrower and each Subsidiary hereby authorizes Administrative Agent to file, in any applicable jurisdiction where Administrative Agent deems it reasonably necessary, a financing statement or statements.  At the request of Administrative Agent, such Person will join Administrative Agent in executing one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to Administrative Agent, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by Administrative Agent to be reasonably necessary or desirable.

ARTICLE V.

CONDITIONS PRECEDENT

5.01      Conditions of Initial Loan.  The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan hereunder and the obligation of the Issuing Bank to issue its initial Letter of Credit hereunder, are subject to the condition that Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent and each Bank, and in sufficient copies for each Bank:

(a)           Credit Agreement, Notes and Security Documents.  This Agreement, the Notes, the Guaranty and the Security Documents executed by each party thereto and, where appropriate, properly acknowledged and notarized.

(b)           Assignment of Notes and Liens.  In connection with refinancing the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement, the Administrative Agent shall have received an Assignment of Notes and Liens assigning, continuing and confirming certain security documents and liens of Cinco Natural Resources Corporation, Dernick Resources, LLC and Borrower’s other Subsidiaries under the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement including, but not limited to, the documents and liens listed on Schedule 4.01.  Administrative Agent shall have also received all notes executed in connection with the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement endorsed in favor of Administrative Agent for the benefit of the Banks.

(c)           Resolutions; Incumbency; Organization Documents.  (i) Copies of resolutions of Borrower and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by a Responsible Officer of each; (ii) Certificate of Secretary of Borrower and each Guarantor certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes and all other Loan Documents to be delivered by it hereunder; and (iii) the Organization Documents of Borrower and each Guarantor as in effect on the Closing Date.

(d)           Certificates.  A current certificate for each of Borrower and Guarantors (i) from its state of incorporation, evidencing its proper registration as a corporation, and (ii) from each state wherein such Person is qualified under the laws of such jurisdiction wherein its ownership, lease or operation of its Property or the conduct of its business requires such registration or qualification and where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect.

(e)           Payment of Fees.  Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement including (i) the Facility Fee and any fees payable to Administrative Agent payable on the Closing Date, (ii) any such costs, fees and expenses due under Section 11.04 and for which Borrower has received an invoice in customary form prior to the Closing Date and (iii) estimated fees and expenses associated with the filing of the Security Documents.

(f)            Opinions of Counsel.  An opinion of counsel for Borrower and the Guarantors as to matters described in Sections 6.01, 6.02, 6.03, 6.04 and 6.16, and such other matters as Administrative Agent may request, in the form satisfactory to Administrative Agent dated as of the Closing Date.

(g)                                  Second Lien Credit Agreement.  Administrative Agent shall have received evidence that Borrower has borrowed $30,000,000 under the Second Lien Credit Agreement on terms and conditions satisfactory to Administrative Agent.

(h)                                 Reorganization.  Administrative Agent shall have received evidence that Borrower has completed its reorganization pursuant to the terms of that certain Agreement and Plan of Merger, dated October 29, 2009, pursuant to which Cinco Natural Resources Corporation was merged with and into Cinco Merger, Inc. and became a Subsidiary of Borrower.

(i)                                     Equity Issuance.  Administrative Agent shall have received evidence that Borrower has received $25,000,000 in net cash proceeds from an equity issuance funded by Yorktown Energy Partners.

(j)                                    Intercreditor Agreement. Borrower, Administrative Agent on behalf of the Banks, and Second Lien Agent on behalf of the Second Lien Lenders, shall have duly executed the Intercreditor Agreement.

(k)                                 Title.  Borrower and, as applicable, each Subsidiary shall have evidence of Marketable Title on at least eighty percent (80%) of the net present value of Borrower’s and each Subsidiary’s Borrowing Base Properties subject to no other liens, other than Permitted Liens, as evidenced by opinions of title or other title information reasonably satisfactory to Administrative Agent and the Banks.

(l)                                     Environmental.  Administrative Agent and the Banks shall be satisfied with the condition of Borrower’s and its Subsidiaries’ Borrowing Base Properties and each Person’s compliance with Environmental Laws.

(m)                             Company Due Diligence.  Due diligence review satisfactory to Administrative Agent and the Banks including, but not limited to, review of and satisfaction with Borrower’s and its Subsidiaries’ legal, corporate and capital structure and formation documents.

(n)                                 Insurance Certificates.  Borrower shall provide to Administrative Agent insurance certificates in form and substance reasonably satisfactory to Administrative Agent, from Borrower’s insurance carriers reflecting the current insurance policies required under Section 7.06 including any necessary endorsements to reflect Administrative Agent as “loss payee” or “additional insured,” as applicable, for the ratable benefit of the Banks.

(o)                                 Operating Agreements.  Administrative Agent and the Banks shall be satisfied with the terms of Borrower’s existing and proposed material operating, processing, transportation, marketing and other agreements applicable to Borrower’s interests in the Borrowing Base Properties (collectively herein, the “Operating Agreements”).

(p)                                 Contingent Liabilities.  Review satisfactory to Administrative Agent and the Banks of Borrower’s Contingent Liabilities, if any.

(q)                                 Derivative Contracts.  Administrative Agent shall have received evidence that Borrower has entered into Derivative Contracts in accordance with Section 7.13 and on terms and conditions satisfactory to Administrative Agent.

(r)                                    Other Documents.  Such other approvals, opinions, documents or materials as Administrative Agent or any Bank may reasonably request.

5.02                  Conditions to All Loans.  The obligation of each Bank to make any Loan (including the initial Loan) or to continue or convert any Loan under Section 2.02 (other than automatic conversions from LIBOR Rate Loans to Base Rate Loans under Subsection 2.02(c)) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date (except that clause (a) below will not apply to Loans made pursuant to Subsection 2.09(c):

(a)                                 Notice.  Administrative Agent shall have received a Notice of Borrowing/Prepayment or a Notice of Conversion/Continuation, as applicable;

(b)                                 Continuation of Representations and Warranties.  The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date); and

(c)                                  No Existing Default.  No Material Adverse Effect shall have occurred and no other Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each of the Banks that:

6.01                  Existence and Authority.  Borrower (i) is a corporation, duly incorporated and validly existing under the laws of Delaware; (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (iii) is duly registered as a foreign corporation and is licensed and in good standing in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Effect; and (iv) is in compliance with all Requirements of Law except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.02                  Organizational Authorization; No Contravention.  The execution, delivery and performance by Borrower and each Subsidiary of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate, company, and partnership action on the part of such Person, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party (except as permitted by this Agreement or the Second Lien Credit Agreement) or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) result in a violation by such Person of any Requirement of Law.

6.03                  Governmental Authorization.  Except for recordations and filings relating to the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required to be obtained by the Borrower in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document to which it is a party.

6.04                  Binding Effect.  This Agreement and each other Loan Document to which Borrower or its Subsidiaries is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05                  Litigation.  There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Borrower or its Subsidiaries, or any of their respective Properties which: (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority binding on the Borrower or its Property purporting to enjoin or restrain Borrower’s execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06                  No Default.  No Default or Event of Default exists or would be reasonably expected to result from the incurring of any of the Obligations by Borrower. As of the Closing Date, neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

6.07                  ERISA.

(a)                                 Borrower has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(c)                                  No act, omission or transaction has occurred which could result in imposition on Borrower (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA, which could, in either event, be reasonably expected to have a Material Adverse Effect.

(d)                                 No liability to the PBGC (other than for the payment of current premiums which are not past due) by Borrower has been or is expected by Borrower to be incurred with respect to any Plan.  No ERISA Event with respect to any Plan has occurred.

(e)                                  Full payment when due has been made of all amounts which Borrower is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)                                   Borrower does not sponsor, maintain or contribute to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Borrower in its sole discretion at any time without any material liability.

(g)                                  Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(h)                                 Borrower is not required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

6.08                  Margin Regulations.  The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 7.11.  Neither Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09                  Title to Borrowing Base Properties; No Buildings.  Borrower and its Subsidiaries each have Marketable Title to its respective Borrowing Base Properties, subject only to the Permitted Liens, and each has good title to all other Property which is necessary or used in the ordinary conduct of its business.  In no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) included in the definition of “Mortgaged Properties” in the Security Documents and no Building or Manufactured (Mobile) Home is encumbered by the Security Documents.  As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

6.10                  Oil and Gas Operations.  The Oil and Gas attributable to Borrower’s and its Subsidiaries’ interests in the Borrowing Base Properties will be produced and marketed in accordance with all Requirements of Law, except where the failure to so comply would not reasonably be expected to cause a Material Adverse Effect. The Hydrocarbon Interests and Operating Agreements attributable to the Borrowing Base Properties are in force and effect in accordance with their terms, and Borrower and its Subsidiaries shall comply with all material terms thereof, except where the failure to so comply would not reasonably be expected to cause a Material Adverse Effect during the term of this Agreement.

6.11                  Initial Reserve Report.  Borrower has heretofore delivered to Administrative Agent true and complete copies of reports prepared by Borrower’s in-house staff dated as of October 1, 2009 (the “Initial Reserve Report”), relating to an evaluation of the Oil and Gas attributable to the Borrowing Base Properties described therein.  Borrower hereby certifies as of the Closing Date that (a) the assumptions stated or used in the preparation of the Initial Reserve Report are reasonable, (b) all information used in the preparation of the Initial Reserve Report was accurate in all material respects, (c) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (d) the Initial Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to Administrative Agent and the Banks in any material respect.

6.12                  Gas Imbalances.  There are no gas imbalances, take or pay or other prepayments with respect to any of the Borrowing Base Properties which would require the Borrower or any Subsidiary to deliver Oil and Gas produced from any of the Borrowing Base Properties at some future time without then or thereafter receiving full payment therefor exceeding .5 Bcf of gas (on an Bcf equivalent basis) in the aggregate.

6.13                  Taxes.  Borrower and its Subsidiaries have filed all federal tax returns and reports required to be filed, or appropriate extensions thereof, and has paid all federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Borrowing Base Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. Borrower and its Subsidiaries have filed all state and other non-federal tax returns and reports required to be filed, or appropriate extensions thereof, and has paid all state and other non-federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Borrowing Base Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. To Borrower’s knowledge, there is no proposed audit or tax assessment against Borrower or its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.

6.14                  Financial Condition.  The consolidated financial statement dated September 30, 2011, of Borrower delivered to Administrative Agent fairly presents as of such date the information contained therein and the consolidated financial position and the results of operations of Borrower and its Subsidiaries with respect to the Borrowing Base Properties. Since September 30, 2011, there has been no Material Adverse Effect in the consolidated financial condition of Borrower.

6.15                  Environmental Matters.  Borrower’s and each Subsidiary’s Borrowing Base Properties are operated in accordance with all applicable Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Borrower is not aware of any Environmental Claims that are or would be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on Borrower or any of Borrower’s Borrowing Base Properties or upon any Subsidiary or its Borrowing Base Properties. Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and such properties which it is acquiring or planning to acquire including the Borrowing Base Properties.

6.16                  Regulated Entities.  Borrower is not an “Investment Company” within the meaning of the Investment Company Act of 1940.  Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

6.17                  No Burdensome Restrictions.  Neither Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

6.18                  Copyrights, Patents, Trademarks and Licenses, etc.  Borrower owns or is licensed or otherwise has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person.

6.19                  Subsidiary.  As of the Closing Date, except for the Guarantors and the Subsidiaries set forth on Schedule 6.19, Borrower has no other Subsidiary nor any material equity investments in any other corporation, partnership, limited liability company or other entity.

6.20                  Insurance.  Borrower has previously identified the insurance policies covering its Mortgaged Properties and the underwriters thereof, such policies and underwriters being acceptable to Administrative Agent. Borrower shall renew such policies on terms no less favorable to Administrative Agent for the ratable benefit of the Banks during the term of this Agreement. Any substitute underwriter shall be as financially sound as Borrower’s existing underwriters. The Borrowing Base Properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowing Base Properties are located.

6.21                  Full Disclosure.  None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of Borrower to Administrative Agent or any of the Banks prior to the Closing Date), taken as whole, contains any untrue statement of a material fact known to Borrower or any Responsible Officer or omits any material fact known to Borrower or any Responsible Officer required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that, with respect to engineering reports and projections Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.22                  Derivative Contracts.  Schedule 6.22 sets forth, as of the Closing Date, a true and complete list of all Derivative Contracts (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

6.23                  Solvency.  As of the Closing Date, each of Borrower and its Subsidiaries is Solvent.

6.24                   Assumption of Prior Obligations and Affirmation of Existing Liens.  Borrower has assumed and hereby assumes all “Obligations” of each “Borrower” under the Existing Cinco Credit Agreement and the Existing Dernick Credit Agreement and acknowledges that the Liens granted under such existing credit agreements are valid and enforceable and secure Borrower’s Obligations hereunder.

6.25                  Patriot Act.  Neither the Borrower nor any of its Subsidiaries is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII.

AFFIRMATIVE COVENANTS

So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Banks and the Issuing Bank waive compliance in writing:

7.01                  Financial Statements.  Borrower shall maintain for itself and its Subsidiaries a system of accounting established and administered in accordance with GAAP consistently applied, and deliver to Administrative Agent, with sufficient copies for each Bank:

(a)                                 As soon as available, but not later than one hundred and twenty (120) days after the end of each fiscal year a copy of the audited annual consolidated and consolidating financial statements of Borrower and its Subsidiaries as of the end of such year including the related balance sheet and statements of income, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year accompanied, in the case of the financial statements, by an opinion which opinion shall not be subject to any qualifications and exceptions not reasonably acceptable to Administrative Agent (it being expressly understood that any “going concern” or like qualification and any qualification on the scope of the audit will not be acceptable) from Hein & Associates or such other independent accounting firm reasonably acceptable to Administrative Agent (the “Independent Auditor”) along with a certificate of Borrower’s Derivative Contract position, Borrower’s calculations confirming no Event of Default and Borrower’s compliance with all financial covenants herein, all as certified by a Responsible Officer of Borrower or such Subsidiary, as applicable, as fairly presenting in all material respects the consolidated and consolidating financial position and the results of operations of Borrower and its Subsidiaries in accordance with GAAP; and

(b)                                 As soon as available, but not later than sixty (60) days after the close of each fiscal quarter of Borrower (including the last fiscal quarter in each fiscal year), a copy of the unaudited consolidated quarterly balance sheet of Borrower as of the end of such quarter and the related statements of income, stockholders’ equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Borrower as fairly presenting in all material respects, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, consistently applied, the consolidated financial position and the results of operations of Borrower together with a certificate regarding Borrower’s Derivative Contract position and calculations confirming no Event of Default and Borrower’s compliance with all financial covenants herein.

7.02                  Certificates; Other Production and Reserve Information.  Borrower shall furnish to Administrative Agent, with sufficient copies for each Bank:

(a)                                 commencing for the first full calendar month following the Closing Date and thereafter, as soon as available but in any event no later than sixty (60) days following the last day of each month during the term of this Agreement, a Monthly Status Report in a form reasonably acceptable to the Administrative Agent, as of such calendar month then ended;

(b)                                 concurrently with the delivery of the statements and reports of Borrower referred to in Subsections 7.01(a) and (b):

(i)                                     a Compliance Certificate executed by a Responsible Officer; and

(ii)                                  a certificate executed by a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Derivative Contracts of Borrower and each of its Subsidiaries, listing the type, term, effective date, termination date and notional amounts or volumes, the net marked-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 6.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(c)                                  commencing April 1, 2012, and annually thereafter, as soon as available but in any event no later than April 1 of each year during the term of this Agreement, a Reserve Report prepared by an independent petroleum engineer selected by Borrower and reasonably acceptable to the Administrative Agent covering the Borrowing Base Properties as of January 1 of such year, and commencing October 1, 2012 and annually thereafter, as soon as available but in any event no later than each October 1 of each year during the term of this Agreement, a Reserve Report prepared by Borrower’s in-house staff covering the Borrowing Base Properties as of July 1 of such year; with the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Banks, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects:  (i) the historical information delivered in connection therewith to the preparers of such report is true and correct, (ii) the Borrower and its Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 8.01, and such Properties comply with all Environmental Laws except for Environmental Matters permitted by Section 6.15, (iii) except as set forth on an Exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or its Subsidiaries to deliver hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an Exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of Persons disbursing at least 95% of the aggregate amount of proceeds to the Borrower from its Oil and Gas Properties and (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property;

(d)                                 promptly upon the reasonable request of the Administrative Agent, access to copies of all geological, engineering and related data contained in Borrower’s files or readily accessible to Borrower relating to the Borrowing Base Properties as may reasonably be requested;

(e)                                  on reasonable request by Administrative Agent, or if required by regulations to which Administrative Agent or any of the Banks is subject, title opinions from legal counsel reasonably acceptable to Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, covering 80% of the value of the Borrowing Base Properties as may be designated by Administrative Agent, and Administrative Agent’s security interests under the Security Documents in question;

(f)                                   promptly after any acquisition of Oil and Gas Properties with a proved developed producing value in excess of $2,000,000 during any Borrowing Base Period, title evidence and Mortgage Liens satisfactory to Administrative Agent and a Mortgage covering such Oil and Gas Properties;

(g)                                  in the event that the Borrower or any of its Subsidiaries shall enter into any Derivative Contracts, promptly, and in any event no later than fifteen (15) days following the last day of each month, a report, in reasonable detail, setting forth the type, term, effective date, termination date and notional amounts or volumes hedged, the pricing, the counterparties to such Derivative Contracts, any new credit support agreements related thereto not listed on Schedule 6.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement;

(h)                                 promptly after the furnishing thereof, copies of any statement, report or certificate furnished to the Second Lien Agent or any Second Lien Lender under the Second Lien Credit Agreement by the Borrower or any Subsidiary thereof pursuant to Section 7.01, Section 7.02 or any other clause of this Agreement; and

(i)                                     promptly, such additional information regarding the business, financial or business affairs of Borrower as Administrative Agent, at the request of any Bank, may from time to time reasonably request.

7.03                  Notices.  Borrower shall promptly notify Administrative Agent:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect;

(c)                                  of any material change in accounting policies or financial reporting practices by Borrower; and

(d)                                 of the formation or acquisition of any Subsidiary.

Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Borrower proposes to take with respect thereto and at what time. Each notice under Subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.04                  Preservation of Company Existence, Subsidiary Guarantees, Etc.

(a)                                 Borrower shall:

(i)                                     preserve and maintain in full force and effect its corporate, partnership or limited liability company existence as appropriate, and shall maintain its good standing under the laws of each state wherein it is registered to transact business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(ii)                                  preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(iii)                               preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(iv)                              preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Subsidiary of Borrower which is created or acquired or otherwise comes into existence after the date hereof shall be a wholly owned Subsidiary of Borrower or another wholly owned Subsidiary of Borrower and shall promptly become a party to this Agreement by executing and delivering to Administrative Agent a Guaranty in the form of Exhibit H, with such modification therein as Administrative Agent shall from time to time reasonably specify.  Each such Subsidiary shall deliver to Administrative Agent, simultaneously with its delivery of such Guaranty, written evidence satisfactory to Administrative Agent that such Subsidiary has taken all corporate action necessary to approve and authorize its execution, delivery and performance thereof and any other document which it is required to execute.  To the extent such Subsidiary owns any Borrowing Base Properties, it shall also execute a Mortgage and such other documents as provided under Article IV hereof to the extent necessary to comply with Section 4.01.

(c)                                  Borrower shall amend and supplement the Security Agreements with respect to each such newly formed or acquired Subsidiary to pledge to Administrative Agent, for the ratable benefit of the Banks all of Borrower’s equity interest therein.

7.05                  Maintenance of Borrowing Base Properties.

(a)                                 Borrower and each Subsidiary shall maintain and preserve all its Borrowing Base Properties in the ordinary course of its Principal Business and in a manner consistent with a prudent operator in the Oil and Gas industry.

(b)                                 During each Borrowing Base Period during the term of this Agreement, but only for so long as no Default or Event of Default exists or would be caused thereby, Borrower and its Subsidiaries shall be authorized to make one or more Dispositions of the Borrowing Base Properties that have an aggregate market value of no more than 5% of the current Borrowing Base.  In the event Borrower elects to sell one or more Borrowing Base Properties to one or more third parties, Borrower shall promptly advise Administrative Agent in writing of the Borrowing Base Properties to be sold.  Borrower shall be authorized to make such Dispositions without a reduction in the Borrowing Base on the day of closing such Dispositions; provided that, the Borrowing Base shall be subject to reductions for such Dispositions in connection with Scheduled Borrowing Base Determinations or Special Borrowing Base Determinations.  Notwithstanding the foregoing, in the event that Borrower, with the consent of Majority Banks, makes one or more Dispositions of the Borrowing Base Properties that have an aggregate market value of more than 5% of the current Borrowing Base, Borrower shall promptly advise Administrative Agent in writing of the Borrowing Base Properties to be sold and, on the date of such Disposition, the Borrowing Base shall be reduced by the value of the Borrowing Base Properties sold and Borrower shall pay to Administrative Agent for the ratable benefit of the Banks out of sales proceeds the amount, if any, by which the amount of then-outstanding Loans exceeds the reduced Borrowing Base.  Any such reduction in the Borrowing Base associated with such a Disposition shall not count as a Special Borrowing Base Determination pursuant to Subsection 2.04(e).

(c)                                  Subordination of Obligor’s Liens.

(i)                                     Borrower and each Subsidiary hereby subordinates and assigns in favor of Administrative Agent for the benefit of the Banks any and all liens, statutory or otherwise and any rights of offset contractual or otherwise it has or may have in the future against such Person’s interests in the Mortgaged Properties or in the Borrowing Base Properties and revenues attributable to its interest therein including the Contracts and Records (defined below).

(ii)                                  Any officer or employee of Administrative Agent is expressly granted the right at its option upon not less than one (1) Business Day’s notice, to visit and inspect during regular business hours (A) Borrower and each Subsidiary’s offices, including all books and records, farmout agreements, area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements that relate to any of the Mortgaged Properties or in the Borrowing Base Properties, seismic, geological and geophysical, drilling and production data and records, all accounting records, joint interest billing records, division order records, land files, and contracts and records referring to the production, sale, purchase, exchange or processing of Hydrocarbons whether such data, information or agreements are in written form or electronic format (the “Contracts and Records”), and to examine, take copies and extracts therefrom, and (B) any of the Mortgaged Properties.

(iii)                               Following the occurrence and during the continuance of an Event of Default, Borrower and each Subsidiary acknowledges that the Administrative Agent is expressly granted the right to exercise any and all liens, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the sale of Oil and Gas produced from or attributable to the Mortgaged Properties, to hold the same as security for the Obligations and to apply it on the principal and interest or other amounts owing on any of the Obligations, whether or not then due, in such order or manner as Administrative Agent may elect.

(iv)                              In the event of a foreclosure, deed in lieu, or other transfer of record or beneficial ownership or operations of the Mortgaged Properties, Borrower and each Subsidiary, as bailee, agrees to cooperate and assist Administrative Agent and its officers, agents and counsel in the peaceful transfer and delivery of such Contracts and records to such party or parties as Administrative Agent may in writing direct.

(v)                                 Following the occurrence and during the continuance of a Default or Event of Default and within thirty (30) days after receipt of notice from Administrative Agent, Administrative Agent shall have the right to appoint a contract operator to perform for the period of time the Event of Default is continuing any or all of Borrower’s or any of its Subsidiaries’ obligations as operator of any Borrowing Base Properties, but in no event shall any such action taken by Administrative Agent cause Borrower or any of its Subsidiaries to be deemed to have resigned as operator under any applicable operating agreement covering the Borrowing Base Properties.

(d)                                 Subordination of Intercompany Debt.  Any intercompany Indebtedness or advances of any of Borrower or its Subsidiaries howsoever evidenced by journal entries or hereafter owed to or held by any of Borrower or other Subsidiary are hereby subordinated to the Obligations of Borrower to the Banks, and any document or instrument evidencing such loans or advances shall contain a legend giving notice of such subordination.  Following the occurrence and during the continuance of a Default or Event of Default or to the extent such payment would cause a Default, any intercompany Indebtedness or advances, if the Administrative Agent so requests, shall be collected, enforced and received by such Person as trustee for the Banks and be paid over to the Administrative Agent for the account of the Banks on account of the Obligations but without affecting in any manner the liability of such Person under the other provisions of this Agreement or any other Loan Document.  Any Lien, claim, right or other encumbrance on any property of any of Borrower or its Subsidiaries in favor of any of Borrower or other Subsidiary is hereby subordinated in all respects to the Liens granted to the Administrative Agent for the benefit of the Banks.

7.06                  Insurance.  Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to the Borrowing Base Properties and business against loss or damage satisfactory to Administrative Agent, naming Administrative Agent, for the ratable benefit of the Banks, as “loss payee” under its property loss policies and as “additional insured” on its comprehensive and general policies, which policies shall not be amended or changed without at least thirty (30) days written notice to Administrative Agent. So long as no Event of Default exists and is continuing and the Effective Amount does not exceed the Borrowing Base (giving effect to any diminution in value caused by such casualty loss), proceeds of any insurance policies shall be applied first to the restoration, repair or replacement of the Borrowing Base Properties to the extent such actions would be reasonably prudent and the remainder, if any, shall be applied to the Obligations to prepay the Obligations in any manner or order as elected by Administrative Agent at the time of such prepayments. Upon an Event of Default, and for so long as same is continuing, proceeds of any insurance policies shall be applied to the Obligations in such manner and order as the Administrative Agent and Majority Banks may elect.

7.07                  Payment of Obligations.  Borrower shall pay and discharge as the same shall become due and payable, its obligations and liabilities, including: (a) all Tax liabilities, assessments and governmental charges or levies upon it or the Borrowing Base Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower; and (b) all lawful claims prior to the time at which, if such claims remain unpaid, a Lien upon the Borrower’s Property would be imposed by law; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.08                  Compliance with Laws.  Borrower and its Subsidiaries shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

7.09                  Inspection of Property and Books and Records.  Borrower and its Subsidiaries shall maintain proper books of record and account, in which, in all material respects, full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower. Borrower shall permit, representatives and independent contractors of Administrative Agent or any Bank to visit and inspect any of the Borrowing Base Properties, to examine Borrower’s Organizational Documents, and financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of one or more Responsible Officers of Borrower, independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to

Borrower; provided however, when an Event of Default exists Administrative Agent or any Bank may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

7.10                  Environmental Laws.

(a)                                 Borrower and its Subsidiaries shall conduct its operations and keep and maintain the Borrowing Base Properties in compliance with all Environmental Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower or any Subsidiary, or of which it has notice, pending or threatened against Borrower or any of its Subsidiaries by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of the Borrowing Base Properties.

(c)                                  Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower or its Subsidiaries in connection with their ownership or use of the Borrowing Base Properties relating to potential responsibility with respect to any investigation or clean-up of Hazardous Substances at any location.

7.11                  Use of Proceeds.  Borrower shall use the proceeds of the Loans for capital expenditures and general corporate needs, including without limitation the financing of standby Letters of Credit or acquisitions of Oil and Gas Properties in the United States.

7.12                  Further Assurances.  Upon instruction from the Administrative Agent, Borrower will promptly cure any defects in the creation and issuance of the Notes and the execution and delivery by the Borrower of its Subsidiaries of this Agreement, the Security Documents or any other instruments referred to or mentioned herein or therein. Further, Borrower at its expense will promptly do and, will cause its Subsidiaries to do, all acts and things, and execute and file or record all instruments reasonably requested by Administrative Agent, to establish, perfect, maintain and continue the perfected security interest of Administrative Agent in or the Lien of Administrative Agent on the Mortgaged Properties. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches reasonably deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Borrower will satisfy and will cause its Subsidiaries as applicable to satisfy all other claims and charges which in the reasonable opinion of Administrative Agent might prejudice or impair any of the Mortgaged Properties or any Liens thereon in favor of Administrative Agent for the benefit of the Issuing Bank and the Banks. Contemporaneously with the granting of any Lien on any property to or for the benefit of the Second Lien Agent or any Second Lien Lender under the Second Lien Credit Agreement, Borrower shall, or shall cause such Subsidiary to, grant to Administrative Agent a senior Lien interest (subject only to Permitted Liens) on such property for the benefit of the Banks to secure the Obligations hereunder. All such Liens shall be created and perfected by and in accordance with the provisions of the applicable Security Documents and this Agreement, all in form and substance reasonably satisfactory to Administrative Agent.

7.13                  Reserved..

7.14                  Phase I Reports.  As soon as available, and in any case within three (3) Business Days prior to closing an acquisition of Borrowing Base Properties where (i) the value of the Borrowing Base Properties acquired exceeds $5,000,000, and (ii) the Borrower’s liability for environmental remediation potentially associated with the ownership and/or operation of all such Borrowing Base Properties is reasonably expected to exceed $100,000, Borrower shall deliver to Administrative Agent an environmental site assessment report covering such Borrowing Base Properties to be acquired in form and substance reasonably satisfactory to Administrative Agent.

7.15                  ERISA Information and Compliance.  Borrower will promptly furnish to the Administrative Agent with sufficient copies to the Banks (a) upon written request of Administrative Agent, copies of each annual and other report with respect to each Plan or any trust created thereunder, filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan.  With respect to each Plan (other than a Multiemployer Plan), Borrower will (a) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (b) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Issuing Bank or the Banks waive compliance in writing:

8.01                  Limitation on Liens.  Borrower agrees that it shall not, and its Subsidiaries shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of their Properties other than the following (“Permitted Liens”):

(a)                                 any Lien created under the Security Documents or any other Loan Document;

(b)                                 any usual, customary, valid and perfected liens arising under Oil and Gas leases for royalty payments not yet due and payable and reciprocal liens arising under operating agreements for joint interest billings not yet due and payable or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

(c)                                  Liens for Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07 or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

(d)                                 carrier, warehousemen, mechanic, landlord, materialmen, repairmen or other similar statutory Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

(e)                                  Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f)                                   easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrower;

(g)                                  non-recourse purchase money liens for equipment financing in and aggregate amount at any one time outstanding not to exceed $1,000,000;

(h)                                 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower, (ii) Borrower maintains (subject to such right of set-off) dominion and control over such account(s), and (iii) such deposit account is not intended by Borrower to provide cash collateral to the depository institution; and

(i)                                     any Lien securing obligations under the Second Lien Credit Agreement, to the extent such Liens are subordinated to the Liens hereunder and subject to terms of the Intercreditor Agreement; provided, however, that no Lien shall be granted on any Property to secure the Second Lien Credit Agreement unless a Lien is also being granted on such Property to secure the Obligations, this Agreement and the other Loan Documents.

8.02                  Disposition of Assets.  Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, “Dispositions”) to any Person (other than the Borrower) any Property used or useful in connection with its Borrowing Base Properties (including accounts and notes receivable, with or without recourse attributable to the Borrowing Base Properties) or enter into any binding agreement to do any of the foregoing, except:

(a)                                 Dispositions of inventory including Oil and Gas produced in the ordinary course of business;

(b)                                 Dispositions as permitted under Section 7.05(b), hereof; and

(c)                                  Dispositions of obsolete or worn-out equipment in the ordinary course of business.

Provided, neither Borrower nor any Subsidiary shall make any Dispositions of Borrowing Base Properties under (b) and (c) above during the period of time following the occurrence of an Event of Default without the written consent of Administrative Agent and the Majority Banks until such Event of Default has been remedied or resolved in accordance with the other terms of this Agreement.

8.03                  Consolidations and Mergers.  Borrower shall not merge, amalgamate or consolidate with or into, or permit any of its Subsidiaries to merge, amalgamate or consolidate with or into, any Person (other than the Borrower or another direct or indirect wholly owned Subsidiary of Borrower) or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any such Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets to any Person (other than the Borrower or another direct or indirect wholly owned Subsidiary of Borrower); provided however, that nothing herein shall prohibit (a) Sedna Energy, Inc., Pathex Petroleum, Inc. and Cima Resources, Inc. from converting to limited liability companies; and (b) Cinco Logistics, LLC from being liquidated and dissolved so long as any assets of such Subsidiary are distributed to Borrower or any Guarantor.  Consent to the restructuring referenced in Subsections (a) and (b) above remains subject to delivery of notice and documentation related to the conversions and dissolutions to the Administrative Agent within five (5) days of consummating such restructuring.

8.04                  Loans and Investments.  Borrower agrees that it shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower, except for:

(a)                                 investments in Cash Equivalents;

(b)                                 investments in Guarantors;

(c)                                  extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(d)                                 notes receivable secured by a pledge of stock from certain stockholders that exist on the Closing Date in the aggregate approximate amount of $28,000,000 plus all future accrued interest;

(e)                                  investments in Derivative Contracts permitted under Section 8.16; and

(f)                                   investments with third parties that are (i) customary in the Oil and Gas business, and (ii) made in the ordinary course of Borrower’s business, and (iii) made in the form of or pursuant to Operating Agreements, farm in agreements, farm out agreements, development agreements, unitization agreements, joint bidding agreements, service contracts and other similar agreements.

8.05                   Limitation on Indebtedness.  Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)                                 Indebtedness incurred pursuant to this Agreement;

(b)                                 Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

(c)                                  current liabilities for lease operating expenses, capital expenditures, accounts payable, expense accruals, Taxes and assessments incurred or assumed in the ordinary course of business;

(d)                                 Indebtedness permitted by Section 8.16;

(e)                                  Indebtedness as between Borrower and any Guarantor; and

(f)                                   Indebtedness arising under the Second Lien Credit Agreement, subject to the Intercreditor Agreement, not to exceed $30,000,000.00 in principal amount without prior consent of the Banks.

8.06                  Transactions with Affiliates.  Borrower agrees that it shall not enter into and shall not permit any Subsidiary to enter into any transaction with or make any payment or transfer to any Affiliate of Borrower, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

8.07                  Margin Stock.  Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

8.08                  Contingent Obligations.  Borrower agrees that it shall not, and its Subsidiaries shall not create, incur, assume or suffer to exist any Contingent Obligations except:

(a)                                 endorsements for collection or deposit in the ordinary course of business;

(b)                                 obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of Borrower, obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of;

(c)                                  this Agreement, Derivative Contracts permitted or required pursuant to Section 8.16 with any of the Banks or any Affiliates of the Banks; and

(d)                                 obligations under take-or-pay contracts, transportation contracts, joint operating agreements, farm-in agreements and other similar agreements typical in the Oil and Gas industry.

8.09                  Restricted Payment. Borrower shall not purchase, redeem or otherwise acquire for value any of its shares, rights or options to acquire such interests, now or hereafter outstanding and will not declare or pay any dividend or distribution, or make any distribution of assets or Property to its shareholders (collectively “Restricted Payments”).

8.10                   Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries except in compliance with Section 7.04(b).

8.11                  Consolidated EBITDAX to Consolidated Interest Coverage Ratio.  Borrower shall at all times maintain a ratio of Consolidated EBITDAX to Consolidated Interest Expense of not less than 2.75:1.00.  Each such ratio shall be based upon EBITDAX measured on a four (4) quarters trailing basis; provided however, during the last quarter of 2011 and the first and second quarters of 2012, EBITDAX shall be annualized as follows: (i) for the last quarter of 2011, by multiplying EBITDAX for such quarter by four (4); (ii) for the first quarter of 2012, by adding

EBITDAX for the last quarter of 2011 and the first quarter of 2012, and multiplying the sum thereof by two (2); and (iii) for the second quarter of 2012, by adding EBITDAX for the last quarter of 2011 and the first and second quarters of 2012, and multiplying the sum thereof by one and one-third (1.33).

8.12                  Current Ratio.  Borrower shall maintain at all times, on a consolidated basis, a current ratio of Current Assets to Current Liabilities of not less than 1.00:1.00 (the “Current Ratio”).  The Current Ratio shall be calculated at the end of each fiscal quarter.

8.13                  Total Debt to Consolidated EBITDAX.  Borrower shall at all times maintain a ratio of Total Debt to Consolidated EBITDAX of not more than 4.00:1.00.  Each such ratio shall be based upon EBITDAX measured on a four (4) quarters trailing basis; provided however, during the last quarter of 2011 and the first and second quarters of 2012, EBITDAX shall be annualized as follows: (i) for the last quarter of 2011, by multiplying EBITDAX for such quarter by four (4); (ii) for the first quarter of 2012, by adding EBITDAX for the last quarter of 2011 and the first quarter of 2012, and multiplying the sum thereof by two (2); and (iii) for the second quarter of 2012, by adding EBITDAX for the last quarter of 2011 and the first and second quarters of 2012, and multiplying the sum thereof by one and one-third (1.33).

8.14                  Change in Business.  Borrower and its Subsidiaries shall not engage in any business or activity other than (i) the Principal Business and (ii) the operation of certain Oil and Gas assets owned by Cima Resources, Inc. pursuant to that certain Master Services Agreement dated May 27, 2010 by and among Borrower and Cima Resources, Inc.

8.15                  Accounting Changes.  Borrower shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or any Subsidiary.

8.16                  Derivative Contracts.  Borrower shall not and shall not permit any Subsidiaries to enter into or in any manner be liable under any Derivative Contract attributable to the Borrowing Base Properties except:

(a)                                 Derivative Contracts entered into with the purpose and effect of fixing prices on Oil and Gas attributable to the Borrowing Base Properties and expected to be produced by Borrower and its Subsidiaries provided that at all times: (1) the aggregate of all such Derivative Contracts limits or reduces such market price risk for a term of no more than forty-eight (48) months; (2) the notional volumes of such Derivative Contracts for crude oil, when aggregated with all Derivative Contracts for crude oil permitted under this Subsection 8.16(a) then in effect (other than (i) put option contracts that are not related to corresponding calls, collars or swaps, and (ii) basis differential swaps on volumes already hedged pursuant to other Derivative Contracts), do not exceed, as of the date such Derivative Contract is executed, (A) for any period of time prior to January 1, 2014, ninety percent (90%) of total estimated crude oil to be produced from the proved developed producing Borrowing Base Properties as so designated in the most recent Reserve Report furnished by Borrower under Subsection 7.02(c) and (B) for any period of time on or after January 1, 2014, eighty percent (80%) of total estimated crude oil to be produced from the proved developed producing Borrowing Base Properties as so designated in the most recent Reserve Report furnished by Borrower under Subsection 7.02(c) (in each case after deducting projected production from any Borrowing Base Properties or interests sold or under contract for sale that had been included in such Reserve Report and after adding projected production from any Borrowing Base Properties or interests that had not been reflected in such Reserve Report but that are reflected in a separate or supplemental Reserve Reports meeting the requirements of such Subsection 7.02(c) above and otherwise are satisfactory to Administrative Agent); (3) the notional volumes of such Derivative Contracts for natural gas, when aggregated with all Derivative Contracts for natural gas permitted under this Subsection 8.16(a) then in effect (other than (i) put option contracts that are not related to corresponding calls, collars or swaps, and (ii) basis differential swaps on volumes already hedged pursuant to other Derivative Contracts), do not exceed, as of the date such Derivative Contract is executed, eighty percent (80%) of total estimated natural gas to be produced from the proved developed producing Borrowing Base Properties as so designated in the most recent Reserve Report furnished by Borrower under Subsection 7.02(c); (4) no such contract with a counter-party other than a Bank or its Affiliate requires or creates an obligation for Borrower to put up money, assets, letters of credit, or other security against the event of its nonperformance or credit exposure thereunder prior to actual default by Borrower in performing obligations thereunder; and (5) each such contract shall be with any of the Banks or any Affiliates of the Banks, or on an unsecured basis with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated BBB or Baa2 or better, respectively, by Standard & Poor’s Rating Group, a division of McGraw Hill, Inc., or Moody’s Investors Service, Inc. (or a successor credit rating agency).

(b)                                 Derivative Contracts entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of Borrower that is accruing interest at a variable rate; provided that, (1) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of Borrower to be hedged by such contract and in no event shall the term of such contract extend beyond the Termination Date; (2) no such contract with a counter-party other than a Bank or its Affiliate requires Borrower to put up money, assets, letters of credit, or other security against the event of its nonperformance prior to actual default by Borrower in performing obligations thereunder; and (3) each such contract shall be with a Bank or its Affiliate or on an unsecured basis with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated AA or Aa or better, respectively, by Standard & Poor’s Rating Group, a division of McGraw Hill, Inc., or Moody’s Investors Service, Inc. (or a successor credit rating agency).

(c)                                  In the event Borrower enters into a Derivative Contract with any of the Banks or any Affiliate of the Banks, the Contingent Obligation evidenced under such Derivative Contract shall not be applied against such Bank’s Commitment or against the Effective Amount.  For so long as such contract was entered into at the time such counterparty was a Bank or an Affiliate of a Bank and held a Commitment hereunder, any Indebtedness to any Bank or any Affiliate of the Banks incurred under any Derivative Contract shall be treated as an Obligation pari passu and secured pro rata under the Security Documents with all Obligations otherwise incurred hereunder or under the other Loan Documents. Borrower covenants and agrees the payment on each and all of such Derivative Contracts with any of the Banks or their Affiliates is and shall be secured by liens on the Collateral under the Security Documents.

(d)                                 Borrower and its Subsidiaries shall not terminate or amend any Derivative Contracts without the consent of the Majority Banks if such termination or amendment would negatively impact the Borrowing Base.

8.17                  ERISA Compliance.  Borrower will not at any time:

(a)                                 Engage in any transaction in connection with which Borrower could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)                                 Terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to Borrower to the PBGC;

(c)                                  Fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower is required to pay as contributions thereto if such failure could reasonable be expected to result in a Material Adverse Effect;

(d)                                 Permit to exist any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e)                                  Contribute to or assume an obligation to contribute to any Multiemployer Plan;

(f)                                   Acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Borrower if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities if such sponsorship could reasonably be expected to result in a Material Adverse Effect;

(g)                                  Incur a material liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(h)                                 Contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(i)                                     Amend a Plan resulting in an increase in current liability such that Borrower is required to provide security to such Plan under section 401 (a)(29) of the Code.

8.18                  Negative Pledge.  Borrower shall not enter into or permit to exist any contractual obligation (other than this Agreement, the Second Lien Credit Agreement, or any other document entered into in connection therewith) that limits the ability (a) of any Subsidiary to make Restricted Payments to or otherwise transfer property to the Borrower or any Guarantor, (b) of any Subsidiary to guarantee the Indebtedness of the Borrower, or (c) of the Borrower, or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.

8.19                  Local Counsel Opinions.  With respect to any Mortgaged Properties that are added to the Borrowing Base in accordance with the terms hereof at any time after the date hereof, Borrower shall deliver to Administrative Agent opinions of local counsel in the jurisdictions wherein the Mortgaged Properties are located.  Such opinions shall be in form and substance reasonably satisfactory to Administrative Agent.

8.20                   Modifications of Certain Agreements.  The Borrower shall not, and shall not permit any Subsidiary to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any of the Second Lien Loan Documents, other than any amendment, supplement, waiver or modification to the extent permitted by the Intercreditor Agreement.

8.21                  Second Lien Debt.  With respect to the Second Lien Debt, Borrower shall not, nor shall it permit any of its Subsidiaries to (a) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Loan Document except in accordance with Section 7.01(b) of the Intercreditor Agreement, (b) consent to, approve, agree to, assist or comply with any action taken by Second Lien Agent or any Second Lien Lender with respect to the Second Lien Debt in contravention of the terms of the Intercreditor Agreement, or (c) call, make or offer to make any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness, in any case prior to its scheduled maturity; provided that, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, Borrower shall be permitted to make such a prepayment or repayment after the occurrence of a Qualified IPO using proceeds of such Qualified IPO.

ARTICLE IX.

EVENTS OF DEFAULT

9.01                  Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Borrower fails to pay, when and as required to be paid herein, any amount of principal of any Loan or any Matured LC Obligation, or fails to pay within five (5) days of when due any interest, fee or other amount payable hereunder or under any other Loan Document; or

(b)           Representation or Warranty.  Any representation or warranty by Borrower or any Guarantor made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c)           Specific Defaults.  Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Subsection 7.03(a) or in Article VIII; or

(d)           Other Defaults.  Borrower or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement (other than described in Subsections 9.01(a), (b) or (c)), the Intercreditor Agreement, or any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew of such default or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent; or

(e)           Cross-Default.  Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in respect of any other Indebtedness or Contingent Obligation in excess of $100,000 principal amount, including without limitation, Indebtedness owing under the Second Lien Credit Agreement; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation in excess of $100,000 principal amount, and such failure shall continue after the applicable grace period, if any, specified in said agreement or instrument, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)            Insolvency; Voluntary Proceedings.  Borrower or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself, or (iii) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Subsidiary writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of Borrower’s or any Subsidiary’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released or vacated within sixty (60) days after commencement, filing or levy; (ii) Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h)           Monetary Judgment.  One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Borrower or any Subsidiary involving in the aggregate a liability in excess of $100,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(i)            Loss of Permit.  Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Borrower or any Subsidiary, or Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impounding of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; and, in each case such revocation, failure or loss could reasonably be expected to have a Material Adverse Effect; and such default remains unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent; or

(j)            Adverse Change.  There occurs a Material Adverse Effect and such default remains unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent; or

(k)           Loan Documents.  The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Documents, cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or Borrower or any Subsidiary shall so state in writing; or

(l)            ERISA Event.  An ERISA Event shall have occurred that, in the opinion of the Majority Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $100,000 in any year or (ii) $250,000 for all periods; or

(m)          Change of Control.  There occurs a Change of Control.

9.02                  Remedies.  If any Event of Default occurs and is continuing:

(a)           Upon the occurrence of any event specified in Subsections 9.01(f) or (g), the unpaid principal amount of all outstanding Loans, interest, LC Obligations and other amounts payable under the Loan Documents shall automatically become due and payable without further act of Administrative Agent, and in each case under Section 9.01(a), without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Borrower;

(b)           Administrative Agent shall, at the request of, or may, with the consent of, the Banks, declare the Commitment, if any, of each of the Banks to make Loans or issue Letters of Credit to be terminated and (i) upon the occurrence of any event specified in Subsections 9.01(a) through (e) or (h) through (m) may declare all or any part of the unpaid principal of the Loans, all interest accrued and unpaid thereon, all outstanding LC Obligations (with any amounts in respect of undrawn Letters of Credit to be held as cash collateral therefor in accordance with Subsection 2.09(g)) and all other amounts payable under the Loan Documents to be immediately due and payable; and

(c)           Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents and applicable law.

9.03                  Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X.

ADMINISTRATIVE AGENT

10.01           Appointment and Authorization; Rights as a Bank.

(a)           Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document (including the Intercreditor Agreement), to enter into the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall have only such duties or responsibilities, as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

(b)           The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of any of the Banks to act for such Issuing Bank with respect thereto; provided however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

(c)           The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any of their Subsidiaries or other Affiliates thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Banks.

10.02           Delegation of Duties.  Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.03           Liability of Administrative Agent.

(a)           Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, Administrative Agent:

(i)                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of the Bankruptcy Code; and

(iii)                shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or its Subsidiaries or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(b)           Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct.  Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower, a Bank or Issuing Bank.

(c)           Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

10.04           Reliance by Administrative Agent.

(a)           Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b)           For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has made available to Administrative Agent its Pro Rata Share of the initial Loan or subsequent Loan, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank as a condition precedent to such initial Loan or subsequent Loan, as applicable.

10.05           Notice of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Banks, unless Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Banks of its receipt of any such notice. Subject to Subsection 10.04(a), Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks in accordance with Article IX; provided however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.06           Credit Decision.  Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder.  Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

10.07           Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks and any Affiliates of the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of the Borrower to do so), pro rata according to each respective Bank’s Pro Rata Share, each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE of such Agent-Related Persons; provided however, that no Bank shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (i) the gross negligence or willful misconduct of any Agent-Related Person or (ii) a claim or action asserted by one or more other Agent-Related Persons.  Without limitation of the foregoing, each Bank shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower.  The undertaking in this Section 10.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

10.08           Administrative Agent in Individual Capacity. Wells Fargo Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Wells Fargo Bank were not Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Wells Fargo Bank or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Administrative Agent or the Issuing Bank.

10.09           Successor Administrative Agent.  Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Banks.  If Administrative Agent resigns under this Agreement, the Banks shall appoint from among the Banks a successor administrative agent in the same capacity as the retiring Administrative Agent for the Banks.  If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent from among the Banks.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof having a commercial capital surplus of at least $500,000,000.  Any resignation by Wells Fargo Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

10.10           Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Borrower or Subsidiary, Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, Issuing Bank and Administrative Agent and their respective agents and counsel and all other amounts due the Banks, Issuing Bank and Administrative Agent under Sections 2.06, 11.04 and 11.05 allowed in such judicial proceeding); and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Banks and Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.06, 11.04 and 11.05.

10.11           Collateral and Guaranty Matters.

(a)           Each Bank (on behalf of itself and any Affiliate that is or will be a party to a Derivative Contract with a Borrower or Subsidiary) and Issuing Bank irrevocably authorize Administrative Agent, at its option and in its discretion:

(i)                  to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 11.01, if approved, authorized or ratified in writing by the Majority Banks; and

(ii)                 to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by Administrative Agent at any time, the Majority Banks will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

(b)           Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by Borrower or any Subsidiary in connection therewith, nor shall

Administrative Agent be responsible or liable to the Banks for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XI.

MISCELLANEOUS

11.01           Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by Administrative Agent at the written request of the Majority Banks) and Borrower and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such waiver, amendment, modification, termination or consent shall, unless in writing and signed by all of the Banks and Borrower and acknowledged by Administrative Agent, do any of the following:

(a)           increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02), or increase the maximum amount of Letters of Credit;

(b)           postpone the final maturity date of any Loan, or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

(c)           reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d)           change the definition of Majority Banks, the Pro Rata Shares or change in any manner the percentage of Banks required to take any action under this Agreement;

(e)           amend this Section 11.01 or any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Banks;

(f)            release all, substantially all, or any material portion of the Collateral (except for releases in connection with dispositions of assets which are permitted hereunder or under any Loan Document);

(g)           reduce the amount or postpone the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit, or change in any manner the obligations of Banks relating to the purchase of participations in Letters of Credit;

(h)           increase the Borrowing Base pursuant to Section 2.04, provided, the Majority Banks may maintain or decrease the Borrowing Base pursuant to Section 2.04; or

(i)            amend or waive any provision of, nor consent to any departure by any party thereto from, the Intercreditor Agreement; and; provided further, that (i) any amendment, modification, termination or waiver of any of the provisions contained in Article V shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and all of the Banks, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to any or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any LC Related Document relating to any Letter of Credit Issued or to be Issued by it, and (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the any or all of the Banks, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loans of such Bank may not be increased or extended without the consent of such Bank.

11.02           Notices.

(a)           All notices, requests and other communications shall be in writing and mailed by certified mail, electronically transmitted by e-mail, faxed or delivered, to the address or facsimile number specified for notices on the signature page hereof, or, as directed to Borrower, the Banks or Administrative Agent at such other address as shall be designated by such party in a written notice to Borrower, the Banks and Administrative Agent.

(b)           All such notices, requests and communications shall, when transmitted by delivery, certified mail, e-mail, or fax, shall be effective when delivered or transmitted in legible form.

(c)           Any agreement of Administrative Agent and the Banks herein to receive certain notices by telephone, e-mail or facsimile is solely for the convenience and at the request of Borrower. Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Administrative Agent and the Banks shall not have any liability to Borrower or other Person on account of any action taken or not taken by Administrative Agent or any of the Banks in reliance upon such telephonic, e-mail or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and the Banks to receive written confirmation of any telephonic, e-mail or facsimile notice or the receipt by Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

(d)           Platform.

(i)                  Borrower agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to Issuing Bank and the other Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                 The Platform is provided “as is” and “as available.”  The Agent-Related Persons do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent-Related Person in connection with the Communications or the Platform.  In no event shall any Agent-Related Person have any liability to the Borrower, Subsidiaries, any Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of communications through the Platform by Borrower, any Subsidiary or

Administrative Agent.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that Borrower or any Subsidiary provides to Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Bank or Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

11.03           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Administrative Agent or any of the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04           Costs and Expenses.  Borrower shall:

(a)           whether or not the transactions contemplated hereby are consummated, pay or reimburse Administrative Agent within five (5) Business Days after reasonably detailed written demand for all reasonable costs and expenses incurred by Administrative Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by Administrative Agent with respect thereto; and

(b)           pay or reimburse Administrative Agent within five (5) Business Days after written demand for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

11.05           Indemnity.  Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold the Agent-Related Persons, the Issuing Bank, each Bank, and each of its officers, directors, employees, counsel, and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, and the termination, resignation or replacement of Administrative Agent or replacement of any Bank), be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PARTY’S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY ONE OR MORE OF THEM; provided that, Borrower shall have no obligation hereunder to any

Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of any Indemnified Person or that arise solely by reason of claims among Indemnified Parties; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 11.05 IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY BANK DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS, OR THEIR AGENTS OR REPRESENTATIVES, SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE). The agreements in this Section 11.05 shall survive payment of all other Obligations.

Each of the Banks and the Administrative Agent and each of their respective directors, officers, employees, affiliates, advisors and agents shall not be liable to the Borrower for, and the Borrower agrees not to assert any claim for, amounts constituting special, indirect, consequential, punitive, treble or exemplary damages arising out of or in connection with any breach by such Bank or the Administrative Agent of any of its obligations hereunder.

To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04 or this Section 11.05 to be paid by it to Administrative Agent (or any sub-agent thereof), Issuing Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to Administrative Agent (or any such sub-agent), Issuing Bank or such Related Party, as the case may be, such Bank’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.

11.06           Payments Set Aside.  To the extent that Borrower makes a payment to Administrative Agent or the Banks, or Administrative Agent or the Banks exercise their rights of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent permitted by law and to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent.

11.07           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent, Issuing Bank and each Bank.

11.08           Assignments.  No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (a) or (b) below.

(a)           Any Bank may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons

(each a “Participant”) participating interests in its portion of the Obligations. The selling Bank remains a “Bank” under the Loan Documents, the Participant does not become a “Bank” under the Loan Documents, and the selling Bank’s obligations under the Loan Documents remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Documents. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank’s rights and obligations under the Loan Documents, and each Bank must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no rights under the Loan Documents except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of Article XI with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Bank under Article XI calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 11.01.

(b)           Each Bank may make assignments to the Federal Reserve Bank. Each Bank may assign to one or more assignees (each an “Assignee”) all or any part of its rights and obligations under the Loan Documents so long as (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, upon the written consent of Administrative Agent and, if no Default exists, with the consent of Borrower (which consent shall not be unreasonably withheld or delayed), (ii) such Assignee does not own any voting or non-voting ownership interests of the Borrower or a Guarantor, (iii) the assignor Bank and Assignee execute and deliver to Administrative Agent an assignment and assumption agreement in substantially the form of Exhibit G (an “Assignment and Acceptance Agreement”) and pay to Administrative Agent a processing fee of $3,500, (iv) the Assignee acquires an identical percentage interest in the Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loan held by such assignor Bank, (v) except in the case of an assignment to another Bank or an assignment of all of a Bank’s rights and obligations under this Agreement, any partial assignment shall be in an amount equal to $2,500,000 or an integral multiple of $100,000 in excess thereof, and (vi) the conditions (including, without limitation, minimum amounts of the Commitment that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Acceptance Agreement are satisfied. The “Effective Date” in each Assignment and Acceptance Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five (5) Domestic Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment and Acceptance Agreement is accepted by Administrative Agent and Borrower, then, from and after the Effective Date stated in it (i) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Acceptance Agreement, has the rights and obligations of a Bank under the Loan Documents, (ii) the assignor Bank, to the extent provided in that Assignment and Acceptance Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Acceptance Agreement covering all of the remaining portion of the assignor Bank’s rights and obligations under the Loan Documents, that Bank ceases to be a party to the Loan Documents, (iii) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (v) Schedule 2.01 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended Schedule 2.01 reflecting those changes.

(c)           Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement, including pledges in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

11.09           Set-off.  In addition to any rights and remedies of Administrative Agent and each of the Banks and any Affiliate thereof provided by law, if the Obligations are accelerated pursuant to Section 9.02, each Bank or any Affiliate thereof is authorized at any time and from time to time, without prior notice to Borrower, to the extent permitted by law, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Bank or such Bank’s Affiliates to or for the credit or the account of Borrower against any and all Obligations owing to such Bank or such Bank’s Affiliates, now or hereafter existing, irrespective of whether such Bank or such Bank’s Affiliates shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.  Each Bank and any Affiliate thereof agrees promptly to notify Borrower after any such setoff and application made by such Bank or such Bank’s Affiliates, provided that the failure to give such notice shall not affect the validity of such setoff and applications. The rights of each Bank and any Affiliate thereof under this Section 11.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank or such Bank’s Affiliates may have.

11.10           Interest.  It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such Laws are now or hereafter in effect, including the Laws of the United States of America or any other jurisdiction whose Laws are applicable, and including any subsequent revisions to or judicial interpretations of those Laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the “Applicable Usury Laws”). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if Administrative Agent or any of the Banks shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this Section 11.10 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. Administrative Agent or the Banks shall never be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that Administrative Agent or any of the Banks ever receive, collect, or apply as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate,

Borrower, Administrative Agent and the Banks shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre-payments and the effect thereof, and (c) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that, if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Administrative Agent or the Banks shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Administrative Agent or the Banks. As used herein, the term “Maximum Amount” means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Administrative Agent or such Bank in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Notes, this Agreement or the other Loan Documents.

11.11           Automatic Debits of Fees.  With respect to any arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) past due and payable to Administrative Agent under the Loan Documents, Borrower hereby irrevocably authorizes Administrative Agent, after giving five (5) Business Days’ prior notice to Borrower, to debit any deposit account of Borrower with Administrative Agent or any of its Affiliates in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Administrative Agent’s or such Affiliate’s, as the case may be, sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 11.11 shall be deemed a set-off.

11.12           Notification of Addresses, Lending Offices, Etc.  Each Bank shall notify Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Administrative Agent shall reasonably request.

11.13           Counterparts; Integration; Effectiveness; Electronic Communication.

(a)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.14           Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.15           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Banks, the Issuing Bank, Administrative Agent and the Agent-Related Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.16           Reserved.

11.17           GOVERNING LAW.  THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT (1) THE MORTGAGES SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BORROWING BASE PROPERTIES COVERED BY ANY SUCH MORTGAGE ARE LOCATED, OR (2) TO THE EXTENT REQUIRED BY FEDERAL LAWS OF THE UNITED STATES OF AMERICA THAT MAY APPLY; AND ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(a)           BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS TO THE EXTENT PERMITTED BY LAW. BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER WAIVES PERSONAL SERVICE OF ANY

SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           TO THE EXTENT PERMITTED BY LAW, BORROWER, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.18           ARBITRATION.

(a)           Arbitration.  Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A “dispute” shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

(b)           Governing Rules.  Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the parties shall mutually agree upon in accordance with the AAA commercial arbitration rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

(c)           No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No provision hereof shall limit the right of any party to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

(d)           Arbitrator Qualifications and Powers; Awards.  Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all disputes in accordance with the substantive law of the State of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

(e)           Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

(f)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

11.19           Amendment and Restatement.  The parties hereto agree that as of the Closing Date: (a) the Obligations (as defined in this Agreement) represents, among other things, the restatement, renewal, amendment, extension, and modification of the (i) “Indebtedness” (as defined in the Existing Dernick Credit Agreement) and (ii) “Indebtedness” (as defined in the Existing Cinco Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement in their entirety; (c) the Notes executed pursuant to the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement remain in full force and effect to evidence the Obligations; (d) the Security Documents executed pursuant to the Existing Dernick Credit Agreement and the Existing Cinco Credit Agreement remain in full force and effect to secure the Obligations; (e) each Guaranty executed pursuant to the Existing Dernick Credit Agreement remains in full force and effect to guaranty the Obligations; and (f) the entering into and performance of their respective obligations under this Agreement (and any other Loan Document executed in connection herewith) and the transactions evidenced hereby (and thereby, as applicable) do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the (i) “Indebtedness” under the Existing Dernick Credit Agreement and (ii) “Indebtedness” under the Existing Cinco Credit Agreement, or the Security Documents, any Guaranty, or the other Loan Documents (or the collateral security therefor) executed in connection therewith, all of which Obligations is assumed and reaffirmed by Borrower and all Collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

11.20           Confidentiality.  Each Bank agrees that it will use reasonable efforts, to the extent not inconsistent with practical business requirements, not to disclose without the prior consent of the Borrower (other than to employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Bank) any information with respect to the Borrower or its Subsidiaries which is furnished pursuant to this Agreement, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over any Bank or its Affiliates or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, and including any self-regulatory body having or claiming authority to regulate or oversee any aspect of any Bank’s or its Affiliates’ businesses, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to any Bank, (e) to any assignee, participant, prospective assignee, or prospective participant that has agreed to comply with this Section 11.20, (f) in connection with the exercise of any remedy by any Bank pertaining to this Agreement, any of the Notes or any other document or instrument delivered in connection herewith, (g) in connection with any litigation involving any Bank pertaining to any Loan Document or any other document or instrument delivered in connection herewith, (h) to any Bank or the Agent, or (i) to any Affiliate of any Bank.

11.21           Patriot Act Notice.  Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable in light of applicable restrictions or limitations under contract or law, regulation or governmental guidelines, such information and take such actions as are reasonably requested by the Administrative Agent or any Banks in order to assist the Administrative Agent and the Banks in maintaining compliance with the Patriot Act.

11.22           Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower, the Banks, the Issuing Bank and Administrative Agent, and supersedes all prior or contemporaneous agreements and any other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.23           NO ORAL AGREEMENTS.  THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.